UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company,” “Purple,” “we” or “our”), will be held on June 9, 2026, at 10:00 a.m. Mountain Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      ELECTION OF DIRECTORS.    To elect the eight directors named in the attached proxy statement.

2.      ADVISORY VOTE ON EXECUTIVE COMPENSATION.    Advisory approval of our Company’s executive compensation as set forth in the attached proxy statement.

3.      RATIFICATION OF AUDITORS.    To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

4.      ANY OTHER BUSINESS that may properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 13, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” each of the director nominees identified in Proposal 1 and “FOR” Proposals 2 and 3 listed above. Our stock transfer books will remain open between the record date and the date of the meeting. Beginning two days after notice of our Annual Meeting is given, a list of stockholders eligible to vote at the Annual Meeting will be available for inspection by stockholders at our principal office at any time during business hours up to the Annual Meeting.

This year’s Annual Meeting will be conducted exclusively via live audio webcast and online stockholder tools. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. Stockholders who register will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. There will be no physical meeting location. Even if you plan on participating in the Annual Meeting via the Internet, to ensure your representation at the Annual Meeting, we encourage you to vote as soon as possible. If you received a Notice of Internet Availability of Proxy Materials, please vote by Internet using the control number described in the Notice. If you requested and received paper proxy materials, you may vote by completing, signing, dating, and mailing the proxy card. To ensure that all your shares are voted, if your shares are represented by more than one Notice or proxy card please vote once for each Notice or proxy card you receive. You may revoke your proxy at any time prior to the Annual Meeting.

If you attend the Annual Meeting and vote via the Internet, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND SUBMITTING YOUR PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2026: The proxy statement and the Annual Report are available at https://annualgeneralmeetings.com/prpl2026.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Todd E. Vogensen
Todd E. Vogensen
Chief Financial Officer
Lehi, Utah, April 22, 2026

PURPLE INNOVATION, INC.
4100 North Chapel Ridge Road
Suite 200
Lehi, Utah 84048
(801) 756-2600

_________________________

PROXY STATEMENT

_________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2026 Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on June 9, 2026, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held exclusively via live audio webcast and online stockholder tools. There will not be any option to attend the meeting in person.

The proxy solicitation materials are first being mailed to the Company’s stockholders on or about April 22, 2026. Pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”), we are providing our shareholders with access to our Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card (referred to collectively as the “Proxy Materials”) and Annual Report on Form 10-K for the year ended December 31, 2025 (referred to as the “Annual Report”), online. You received by mail a Notice Regarding the Availability of Proxy Materials, including a notice of Annual Meeting of Shareholders (referred to as the “Notice”). Accordingly, you will not receive a printed copy of the Proxy Materials unless you have previously made an election to receive these materials in printed form. The Proxy Materials can be accessed directly at https://annualgeneralmeetings.com/prpl2026 using the control number located on your notice or proxy card. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). If you hold shares through a broker, bank, or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions. If you wish to vote online during the Annual Meeting, you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock, the “Common Stock”), at the close of business on April 13, 2026 (the “Record Date”) are entitled to receive notice of, virtually attend and vote at, the Annual Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes.

To constitute a quorum for the conduct of business at the Annual Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposals 1 and 2. Proposal 3 is considered a routine matter under the rules of the NYSE and, therefore, discretionary voting by brokers and other nominees will be allowed.

The voting standards for the three matters to be acted upon at the Annual Meeting are as follows:

•        Proposal 1.    The election of directors shall be determined by a majority of the votes cast by the stockholders at the Annual Meeting and entitled to vote thereon, provided a quorum is present in person or by proxy, meaning a nominee must receive more “for” votes than “against” votes. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Board will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision and rationale.

•        Proposals 2 and 3.    Pursuant to our Third Amended and Restated Bylaws (the “Bylaws”), Proposals 2 and 3 will be approved if a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal, meaning the proposal must receive more “for” votes than “against” votes.

Shares not present virtually or represented by proxy at the Annual Meeting and broker non-votes will have no effect on the determination of any of the proposals. In addition, Proposals 2 and 3 are stockholder advisory votes and will not be binding on the Board.

i

ANNUAL MEETING OF STOCKHOLDERS

Our Board is soliciting your proxy to vote at our 2026 Annual Meeting to be held on June 9, 2026, at 10:00 a.m., Mountain Time. This year’s Annual Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders on the Record Date will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

This proxy statement summarizes information about the proposals to be considered for stockholder approval at the Annual Meeting and other information you may find useful in determining how to vote.

The proxy card is how you authorize another person to vote your shares in accordance with your instructions. Todd E. Vogensen, our Chief Financial Officer, and Dan Munro, our Deputy General Counsel, have been designated as the proxies to cast the votes of our stockholders represented by duly submitted proxies at our 2026 Annual Meeting.

We are furnishing proxy materials to our stockholders via the Internet under the SEC’s notice-and-access rules. A Notice of Internet Availability is first being mailed on or about April 22, 2026. The proxy statement and our Annual Report can be accessed directly at https://annualgeneralmeetings.com/prpl2026 using the control number located on your notice.

Information About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Mountain Time, on June 9, 2026.

Where is the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders on the Record Date will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. We will ensure that all attending stockholders or their proxyholders can participate, submit questions and vote their shares. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the stockholders at the Annual Meeting.

Who can attend the Annual Meeting?

You (or your authorized representative) are entitled to participate in the Annual Meeting if you were a stockholder of record as of the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid Annual Meeting for the approval of matters submitted for a stockholder vote. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Annual Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.      Proposal No. 1:    “FOR” the election of each Board nominee set forth in this proxy statement.

2.      Proposal No. 2:    “FOR” the executive compensation set forth in this proxy statement.

3.      Proposal No. 3:    “FOR” the ratification of the Audit Committee’s appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

The proxy holders will vote at their own discretion with respect to any other matter that properly comes before the stockholders at the Annual Meeting.

Why are you conducting a virtual-only Annual Meeting?

We are conducting the Annual Meeting in a virtual format, similar to the past several years, because it provides our stockholders with expanded access to the Annual Meeting regardless of physical location and allows stockholders who would not otherwise be able to attend the Annual Meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our stockholders with the opportunity to submit questions at the Annual Meeting.

What if I experience technical issues with the virtual meeting platform?

All stockholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions, we will still proceed with the Annual Meeting.

What is the deadline for voting?

The deadline for voting by Internet is 11:59 p.m. Mountain Time on June 8, 2026. Votes cast by mail must be received no later than the start of the Annual Meeting. If you attend the virtual Annual Meeting, you may vote your shares electronically during the Annual Meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

VOTING AND RELATED MATTERS

Voting Procedures

The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section of this proxy statement. All stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting for stockholder approval.

Voting by Internet

You may vote via the Internet by following the instructions in your Notice of Internet Availability and using the control number on that notice to submit your voting instructions before the polls close at 11:59 p.m. Mountain Time on June 8, 2026.

Methods of Voting

You may vote via the Internet by following the instructions in your Notice of Internet Availability and using the control number on that notice before the Annual Meeting. If you requested paper proxy materials, you may also vote by mail by completing and returning your proxy card. You may vote at the Annual Meeting by following the voting instructions provided for the meeting and using your control number. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential, except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

Voting by Mail

You will not automatically receive a paper proxy card. Please vote by Internet by following the instructions on your Notice of Internet Availability. If you request paper materials and choose to vote by mail, you may vote by mail by completing, signing and dating your proxy card and returning it to the address provided on your proxy card prior to the polls closing at 11:59 p.m. Mountain Time on June 8, 2026 (proxy cards received after the polls are closed on June 8, 2026, will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting at the Meeting

If you intend to attend the Annual Meeting and to vote electronically, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote electronically at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/PRPL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@pacificstocktransfer.com. You may also mail or fax proof of your legal proxy to:

Pacific Stock Transfer, Inc.,
Attn: Angela L. Lamb
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119

Requests for registration must be labeled as “Legal Proxy” and be received no later than June 7, 2026, at 5:00 p.m. Eastern Time. You will receive confirmation of your registration to vote at the Annual Meeting by email after we receive your registration materials, including instructions for voting at the Annual Meeting. We will also post a recording of the Annual Meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must, before the deadline stated above:

•        provide written notice of the revocation addressed to our Corporate Secretary at our principal executive office, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048; or

•        attend the Annual Meeting and vote electronically.

You may also change your vote at any time before the proxy is exercised by submitting a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the Annual Meeting. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes. Each holder of Common Stock voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

The presence, electronically or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)    A majority of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be required to elect Board nominees.

(2)    The advisory vote on executive compensation will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding our executive compensation program.

(3)    The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026, will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Votes cast by proxy or electronically at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting and who will determine whether a quorum is present. The election inspector will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. Regarding Proposals 1, 2, and 3, abstentions will not be counted towards the tabulations of votes cast on such proposal presented because they are not considered votes cast.

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules of the NYSE that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors and the non-binding approval of executive compensation. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters, including Proposals 1 and 2. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting stockholder business.

For Proposal 1, broker non-votes will not be counted towards the tabulations of votes cast on such proposal, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With respect to Proposal 2, broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

(1)    “FOR” the election of each Board nominee set forth in this proxy statement;

(2)    “FOR” the ratification of the advisory vote on executive compensation set forth in this proxy statement;

(3)    “FOR” the ratification of the Audit Committee’s appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2026; and

(4)    at the discretion of your proxy holder, on any other matter that may be properly brought before the stockholders at the Annual Meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will also provide upon written request, without charge to each stockholder of record as of the Record Date, copies of our 2025 Form 10-K. Any exhibits listed in the 2025 Forms 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Chief Financial Officer at our executive offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048, to the attention of Todd E. Vogensen, Chief Financial Officer

This proxy statement and our Annual Report are also available at: https://annualgeneralmeetings.com/prpl2026. All our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov. Our Class A Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “PRPL,” and reports and other information on the Company can be reviewed at the office of Nasdaq.

If you have more questions about the Annual Meeting or require assistance in submitting your proxy or registering to attend the virtual Annual Meeting to vote your shares, please contact Dan Munro, our Deputy General Counsel, at (801) 756-2600 ext. 6304 or by email at dan.mu@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2026: This proxy statement and our Annual Report are available at https://annualgeneralmeetings.com/prpl2026.

CORPORATE GOVERNANCE, SUSTAINABILITY AND OTHER HIGHLIGHTS

General

Our Board oversees the Company’s governance and sustainability activities generally and has delegated certain matters to its three standing committees for specific oversight of management. Our Nomination & Governance Committee generally oversees our compliance with material laws and regulations and the development of appropriate policies and initiatives related to governance and sustainability. Our Nomination & Governance Committee makes recommendations to our Board on these topics as determined to be appropriate for the Company. Our Human Capital & Compensation Committee oversees all matters related to our human capital and employment policies and practices. Our Human Capital & Compensation Committee also advises management on practices related to recruitment, retention, development, internal communications programs, and the administration of executive compensation programs and equity plans. Our Audit Committee oversees the preparedness and effectiveness of the Company’s risk assessment and enterprise risk management practices, including the prevention of data breaches, protection of the privacy of employees and customers, responses to incidents involving unintended disclosures of data or private information, workplace safety and product safety. In this capacity, our Audit Committee receives, and oversees, management investigations and implementation of recommendations related to complaints of, among other matters, improper conduct of senior management, fraud, breaches of our Code of Ethics and other related policies, unsafe practices or equipment, and non-compliance with material laws and regulations.

Governance

Ethical Culture — Our Code of Ethics (the “Code”) promotes an environment of integrity by requiring honest, ethical, and fair conduct with a focus on strong internal reporting and limiting conflicts of interest as a means of deterring any untoward behavior as we strive to maintain 100% compliance with our Code. It also requires full, fair, and accurate disclosure in public filings and communications. All employees are required to complete Code training, which includes certifying that they have read the Code upon being hired and periodically thereafter. We provide an ethics hotline available to all employees, through which they can report, on an anonymous basis, any concerning behaviors or practices that might violate our Code. We have adopted policies to encourage employees to report improper behavior and processes so that we may ensure each such concern is addressed to conclusion. Overall, we believe the culture we have focused on developing, along with our internal tools and initiatives established to preserve, protect and foster our culture, enable us to effectively execute our human capital strategy.

Incentive Compensation Clawback Policy — Our Board has approved the Purple Innovation, Inc. 2023 Incentive Compensation Clawback Policy (the “Clawback Policy”), administered by the Human Capital & Compensation Committee, which applies to all our current and former employees receiving incentive-based compensation including executive officers. The Clawback Policy is discussed in more detail in the Compensation Discussion & Analysis section below.

Insider Trading Policy — Our insider trading policy (the “Insider Trading Policy”) governs the purchase, sale, and other dispositions of our securities that applies to all our personnel, including directors, officers, employees, and other covered persons. We believe our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report. While we have not adopted a formal policy governing insider trading restrictions on the Company itself, as a matter of practice the Company generally observes the same procedures and restrictions as relevant, including the potential existence of material non-public information, with respect to transactions by the Company in its securities, including repurchases of common stock.

Anti-Hedging and Pledging Policy — Our Insider Trading Policy expressly discourages our directors, officers, and other employees from engaging in unapproved forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter such an arrangement must first pre-clear the proposed transaction with the Board. Our Insider Trading Policy further prohibits our directors, officers, and other employees from engaging in or using short sales, trading options, margin accounts and pledges.

Stock Ownership Guidelines — Our Board has adopted Stock Ownership Guidelines which are intended to promote meaningful stock ownership by our senior leadership and our non-employee directors. The Stock Ownership Guidelines are discussed in more detail in the Compensation Discussion & Analysis section below.

Board of Directors’ Composition — Our Board currently has nine members and consists of 66.7% independent directors and 88.9% non-employee directors. Only independent or non-employee directors have Board leadership positions and serve on the Company’s three standing committees further discussed below. The Audit Committee, the Nomination & Governance Committee, and the Human Capital & Compensation Committee each have four members. No director serves on more than two standing committees.

As of the Record Date, the age of our directors being nominated herein ranges from 50 to 75. The tenure of our directors being nominated is from one to ten years. Our policy is that no director will serve on more than three other public boards and all directors comply with this policy.

Board Governance — Our Board also has implemented Corporate Governance Guidelines applicable to our Board. In addition, our Board has adopted a Lead Independent Director Charter stating the authority and responsibilities of the Board’s Lead Independent Director. Board guidelines, charters and policies are included with other governance documents on our website, investor.purple.com/governance/documents.

Sustainability

Environmental — We have made and will continue to make necessary capital and operating investments to comply with environmental and health and safety requirements.

In 2025, we continued to undertake reduction and recycle initiatives. These included our commitment to recycling scrap gel material from manufacturing and supporting the sustainable recycling of the various components of returned mattresses. We also create saleable factory-second products by using slightly defective mattress components and repackaging returned pillows rather than disposing of these items. We are increasing the amount of plastic and cardboard we recycle in our manufacturing plants. In 2025, we also favorably reduced the miles travelled and number of shipments for delivery of our goods. We achieved this through the three main initiatives of (i) deploying multi-stop scheduled deliveries to avoid multiple trips to the same geography; and (ii) expanding our network of middle-mile warehouses to enable consolidation of shipments to our destination white-glove network warehouses. Both our recycling and mileage reduction efforts are continuing in 2025 with an expectation of beginning to track energy usage intensity in our manufacturing sites to identify and implement energy reduction opportunities.

In furtherance of our efforts to be environmentally conscious, we require vendors to certify that materials provided do not contain harmful substances prohibited by law and validate some of these declarations with CPSC-certified third-party labs. Additionally, we continue to investigate ways to eliminate the use of PVC bagging and reduce the use of powder in manufacturing. As we continue to enhance our ESG efforts, we will continue to look broadly at, and measure where possible, our impact on the environment, with the goal of developing initiatives to minimize that impact.

Supply Chain — Our supply chain program, which contains both verification and validation processes, promotes sustainability. For verification, we use a third-party survey platform to evaluate our suppliers’ legal compliance efforts. The survey focuses on biodiversity, climate impact, diversity, human rights, trafficking and slavery, labor rights, resource use, product stewardship, organizational commitment, and data protection and privacy. For validation, we use a third party to conduct enhanced supplier screening that monitors social media, legal, news, and other information sources. Any concerns are immediately forwarded to our team for evaluation. In addition, starting in 2025, we further used third-party on-site audits to validate ESG programs on selected suppliers. Our ESG audit and compliance have improved by 19% in the last six months and all critical suppliers are now participating on our enhanced supplier screening and monitoring.

We respect the rights of all people and do not knowingly engage in relationships with suppliers or vendors that violate or that contribute to the violation of human rights. If violations of such rights are discovered, we intend to take appropriate action to change to other suppliers or vendors if those practices are not remedied. We do not believe our suppliers or vendors currently do business in or are known to have any relationships with the governments of Cuba, Iran, North Korea, Syria, Russia, Sudan, the Crimea region of Ukraine or the region of Xinjiang in China.

We expect that our suppliers will adopt the relevant provisions of our Manufacturer Code of Conduct that prohibits human trafficking child labor, and slavery and otherwise requires conducting their businesses not only in a lawful manner but also in compliance with our high standards of integrity and ethics. Our suppliers are further expected to take reasonable and necessary steps to help ensure that their sub-contractors and sub-suppliers conduct business in compliance with the laws regarding child labor, anti-slavery and anti-human trafficking of the country or countries in which they are doing business. Suppliers are expected to take corrective action promptly to address any deficiencies identified with respect to compliance with the laws regarding child labor, anti-slavery and anti-human trafficking. If a supplier is found to be in violation of the laws regarding child labor, anti-slavery and anti-human trafficking, we reserve the contractual right to terminate our relationship with that supplier for failure to comply. We have zero tolerance for slavery, human trafficking, and illegal child labor.

Safety — In 2025, our broad-based safety improvement program resulted in improving our Total Recordable Incident Rate (“TRIR”) by 25% from 0.8 in 2024 to 0.6 in 2025, significantly better than the 2024 Bureau of Labor Statistics mattress industry average of 1.4. We achieved this reduction by focusing on behavioral based safety initiatives primarily at our manufacturing facilities. The tenets of the program include line management accountability for safety outcomes, behavioral based safety observations, expanding training, improvement of our life critical procedures (e.g., lock out — tag out, forklift safety, and working at heights), and eliminating safety risks through engineering enhancements of our equipment and processes. The Company continues to apply these same safety principles in 2026 with an expectation of continuous improvement in our TRIR outcomes.

Other

Employees — Our most valuable asset is our people and their combined institutional knowledge. We provide equal employment opportunities to all employees and applicants for employment and prohibit discrimination and harassment of any type without regard to race, skin color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression or any other characteristic protected by federal, state or local laws. We strictly prohibit retaliation. We use robust incident reporting and investigation processes to enforce our prohibition on discrimination, harassment, and retaliation.

We have approximately 1,100 full- and part-time employees engaged in research and development, manufacturing, marketing, online sales and service, wholesale development, retail showrooms, and in general corporate functions. The Company also employs approximately 70 temporary workers provided by staffing agencies (primarily for production).

Currently, all our operations occur within the United States. We engage local labor contracting agencies and independent contractors to accelerate our progress and to provide support across various functions within our organization. We have no collective bargaining agreements with our employees. We do not outsource services, including our customer care service, to companies outside the United States.

Inclusion and Belonging — Our Nomination & Governance Committee is responsible for addressing Board composition and considers the qualifications of individual director nominees based on the needs of the Board and the Company, the requirements of the Nasdaq listing rules and other applicable regulations. In fulfilling its responsibilities for identifying, screening, and recommending candidates to the Board, the Committee strives to ensure that the pool of candidates considered, and from which Board nominees are chosen, includes individuals with varied backgrounds. Our Nomination & Governance Committee and our Board periodically review the composition of our Board to ensure that it appropriately reflects a broad array of knowledge, experience, skills, diversity of thought, and other characteristics required to fulfill its duties.

Currently, we have five C-level executives on our senior leadership team. Our senior leadership team has been built to meet our operational and strategic needs. In considering candidates for senior leadership positions, we consider the skill sets and functional expertise needed, the current make-up of the senior leadership team, and the varied backgrounds of candidates.

We are committed to fostering an environment that respects and encourages individual differences, diversity of thought, and equitable pay. We strive to create a workplace where employees feel that their contributions are welcomed and valued, allowing them to fully engage their talents and training in their work, while generating personal satisfaction in their role within the Company. Our human resources department currently is responsible for fostering an environment of inclusion and equitable pay.

Board Skills and Experience Matrix

	Darling	DeMartini	DiCamillo	Fiske	Gray	Hollingsworth	Pate(1)	Peterson	Serow
EXPERIENCE & FUNCTIONAL EXPERTISE
Public Company Executive Leadership	X	X	X	X		X	X
Public Company Board	X	X	X	X	X	X	X	X	X
Operations	X	X	X	X	X	X	X	X	X
Consumer Marketing/Brand	X	X	X	X	X	X	X		X
Digital/Ecomm	X	X	X	X		X			X
Sales & Retail Management	X	X	X	X	X	X	X	X	X
Manufacturing, Supply Chain & Logistics		X	X	X	X	X	X	X
Product Development	X	X	X	X	X	X	X	X	X
Technology and Engineering	X		X				X
Finance, Accounting, P&L Management	X	X	X	X	X	X	X	X	X
International/Global	X	X	X	X	X	X	X	X	X
M&A/Integration	X	X	X		X	X	X	X	X
Human Capital/Culture Management	X	X	X	X	X	X	X	X	X
Inclusion and Belonging		X		X		X
Risk and Crisis Management	X	X	X	X	X	X	X	X	X
Cyber Security Risks				X		X	X

____________

(1)      Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Overview

There are currently nine members of our Board. The terms of all our directors are scheduled to expire at the 2026 Annual Meeting. Mr. Pate has informed the Board that he will not stand for reelection. Mr. Pate’s decision not to stand for reelection was not the result of a disagreement with the Company. Accordingly, the eight incumbents, other than Mr. Pate, will stand for re-election. Director nominees, if elected, will serve a one-year term until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees

The Board has nominated the following individuals to serve on the Board:

•        S. Hoby Darling

•        Robert DeMartini

•        Gary DiCamillo

•        McNeil S. Fiske, Jr.

•        Adam Gray

•        Claudia Hollingsworth

•        D. Scott Peterson

•        Erika Serow

Business background and biographical information on the director nominees is set forth below under “Directors.”

Vote Sought

The election of directors shall be determined by a majority of the votes cast by the stockholders at the Annual Meeting and entitled to vote thereon, provided a quorum is present in person or by proxy, meaning a nominee must receive more “for” votes than “against” votes. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Board will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision and rationale.

Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of these director nominees.

DIRECTORS

Directors

Set forth below are the name, age (as of the Record Date), business experience and other qualifications of each of our eight director nominees, listed in alphabetical order.

Name	Age	Title
S. Hoby Darling(1)	50	Director
Robert T. DeMartini	64	Director, Chief Executive Officer
Gary T. DiCamillo	75	Director, Lead Independent Director
McNeil S. Fiske, Jr.	64	Director
Adam L. Gray(2)	60	Director, Chair of the Board
Claudia Hollingsworth	65	Director
D. Scott Peterson(1)	73	Director
Erika Serow(1)	52	Director

____________

(1)      Mr. Darling and Ms. Serow were appointed to the Board pursuant to the terms of the Cooperation Agreement (as defined in Related Party Transactions). Mr. Peterson was included on the slate of nominees for election to the Board at the 2023 annual meeting of stockholders pursuant to the terms of the Cooperation Agreement.

(2)      Mr. Gray was appointed to the Board in 2018 pursuant to the terms of the Subscription Agreement (as defined below) and was appointed Chair in 2023 pursuant to the Cooperation Agreement. Additional information regarding the Subscription Agreement is described below under the caption “Board of Directors.”

S. Hoby Darling was appointed to our Board on April 27, 2023. Since March 2025, Mr. Darling has served as president of Riot Games, Inc., a global leader in game development, publishing, esports and gaming culture. Prior to that, Mr. Darling most recently held several executive roles at Logitech International S.A. (NASDAQ: LOGI), a multinational manufacturer of computer peripherals and software (“Logitech”), from 2017 to 2023, including being a member of the Logitech global leadership team, head of Logitech’s sports & human performance division, and co-founder and managing partner of Logitech subsidiary, Liminal Collective. He served as chief executive officer and as a director of Skullcandy, Inc. (NASDAQ: SKUL), a leading consumer audio and technology company, from 2013 until the sale of Skullcandy in 2016. Prior to 2013, Mr. Darling held several leadership roles at Nike, Inc. (NYSE: NKE), a leading manufacturer and retailer of athletic footwear and apparel and sports equipment, including as global general manager of Nike+ Digital Sport and as head of strategy and planning for Nike affiliates. Prior to Nike, he served as senior vice president, strategic development, and general counsel at Volcom, Inc. (NASDAQ: VLCM), a leading manufacturer and marketer of consumer lifestyle products, from prior to its initial public offering and through its sale and integration with Kering Group. Mr. Darling began his career as a corporate attorney at the global law firm of Latham & Watkins LLP. Mr. Darling served on the board of directors of Youth Enrichment Brands, a privately held sports and activities company, from 2020 to 2025 and served on the board of directors of Pedego Electric Bikes, a privately held manufacturer and retailer of electric bikes from 2022 to 2024. In addition, he founded and served as the chief executive officer of HD Performance, Inc., a boutique human performance enhancement and business advisory firm from 2023 to 2024. Mr. Darling received a joint MBA degree from the University of California at Berkeley Haas School of Business and Columbia University, a Juris Doctorate from Northwestern University, and a Bachelor of Arts degree from Western Washington University. He is well-qualified to serve on our Board due to his extensive operational and management background.

Robert T. DeMartini has served as a director of the Company and as our acting Chief Executive Officer from December 13, 2021, to February 28, 2022, and has served as our permanent Chief Executive Officer and director since March 1, 2022. Prior to joining the Company, he served as president and chief executive officer of USA Cycling, Inc., the official U.S. Olympic & Paralympic Committee governing body for all disciplines of competitive cycling in the United States, from 2019 until 2021. He previously served as president and chief executive officer at New Balance Athletic Shoes (U.K.) Ltd., from 2018 to 2019 and as president and chief executive officer at New Balance Athletics, Inc. from 2007 to 2018, each a business unit of New Balance, Inc., a privately held leading manufacturer and retailer of athletic footwear, apparel and accessories. From 1982 through 2007 Mr. DeMartini held various leadership positions with Procter & Gamble Company (NYSE: PG), a multinational consumer goods corporation, The Gillette Company a subsidiary of Procter & Gamble and manufacturer of personal care and shaving supplies, and Tyson Foods, Inc., a privately held protein-focused food company. He also currently serves on the boards of Welch’s Foods Inc., a food processing company (where he chairs the investment committee and serves on both the compensation committee and the nomination & governance committee) and Q30 Innovations/Q30 Sports Canada, a developer of sports and tactical equipment, both private companies. He formerly served on the boards of American Functional Fabrics of America, a public-private partnership let by the Massachusetts Institute of Technology, The American Apparel & Footwear Association a national trade association representing apparel, footwear and sewn products companies and their suppliers, and Aloha, a provider of plant-based protein products. Mr. DeMartini received a Bachelor of Science degree in Finance from San Diego State University. He is well-qualified to serve on our Board due to his extensive operational and management background.

Gary T. DiCamillo served as a director of Global Partner Acquisition Corp since its initial public offering and subsequent acquisition in part of Purple Innovation, LLC, and has continued to serve as a director of the Company following the Business Combination in February 2018. Mr. DiCamillo serves as Chair of our Nomination & Governance Committee, originally appointed pursuant to the Cooperation Agreement. From June 2017 until January 2020, he served as president and chief executive officer at Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization, and the management of business transition issues. Prior to that, he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional, and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation, a consumer electronics company, from 1996 to 2002. He also has served as president of worldwide power tools and accessories at Black & Decker Corporation, a manufacturer of industrial tools, from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of home appliances, in 1997 and served until 2023, during which time he also served as chairman of its audit committee from April 2013 to April 2017. Mr. DiCamillo served as a board member of 3Com Corporation from 1998 to 2010, where he was the lead independent director, and chaired the audit and compensation committees. He also served as a board member of The Sheridan Group, Inc., a privately held digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corporation, a privately held window and door manufacturer, from 1993 until 2007 and from 2010 until 2018, where he chaired the compensation committee from May 2015 to February 2018; a board member of Berkshire Manufactured Products Inc., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corporation, a privately held manufacturer of horse, livestock and cargo trailers for farm, recreational and commercial markets, from March 2011 to January 2020; and a board member of EmployBridge Holding Company, a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston and Spoleto Festival USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. He is well-qualified to serve on our Board due to his extensive operational, financial, and management background. As initially required by the Cooperation Agreement, Gary DiCamillo serves as our Lead Independent Director and Chair of our Nomination & Governance Committee.

McNeil S. Fiske, Jr. was elected to our Board in 2025. Mr. Fiske was recommended as a director nominee by our Nomination & Governance Committee. Mr. Fiske was identified by a third-party search firm retained by the Board. He is currently President of Black Diamond Equipment (NASDAQ: CLAR), a position he has held since February 2023. Prior to that, Mr. Fiske served as the CEO of Marquee Brands from September 2020 to January 2023, overseeing the brands Martha Stewart, Sur La Table, Body Glove, Dakine, BCBG, and Bruno Magli, among others. Prior to that, he was the CEO of Gap Inc. (NYSE: GAP) from June of 2018 to February 2020, and the CEO of Billabong International Limited (ASX:BBG) from September 2013 to May 2018. His experience also includes serving as the CEO and President of Eddie Bauer LLC (NASDAQ:EBHI) from 2007 to 2012, and the CEO of Bath & Body Works, Inc. (NYSE: BBWI) from 2003 to 2007. Mr. Fiske earned his MBA at Harvard Business School and his Bachelor of Arts degree in Political Economy from Williams College. After graduating with his MBA from Harvard Business School, he spent his first 14 years in the Consumer and Retail Practice of the Boston Consulting Group, Inc. as Vice President and Director, where he also ran the Chicago office. He has won multiple industry awards over his career for marketing, product innovation, retailing and publishing. Mr. Fiske is well-qualified to serve on our Board because of his extensive operational and management background and turnaround experience.

Adam L. Gray was appointed to our Board immediately following the closing of the Business Combination in February 2018. Mr. Gray is a managing partner and co-founder of Coliseum Capital Management, LLC and its affiliates (“Coliseum”), a private firm that works largely on behalf of foundations and endowments, making long-term investments in both public and private companies. Mr. Gray also serves on the board of directors of NFI Group, Inc., a global provider of bus and motor coach solutions, since March 2012. Previously, Mr. Gray served on the board of directors of The Pas Group Limited, a leading Australian apparel group, from February 2016 until January 2020, including as its non-executive chairman since August 2017; Redflex Holdings Limited, a manufacturer of traffic solutions, from December 2013 until June 2021, including as its non-executive chairman since February 2014; Blue Bird Corporation, a school bus manufacturer, from February 2015 until September 2017 and from December 2021 until October 2023; DEI Holdings, Inc. a parent company of consumer electronics brands, from February 2009 until June 2011; and Benihana Inc., a Japanese restaurant chain, from September 2010 until August 2012. Prior to cofounding Coliseum, Mr. Gray served as executive vice president, strategic projects and capital management at Burger King Corporation, a chain of fast-food restaurants, held several executive positions with the Metromedia Restaurant Group, an American casual dining company, and worked at Kluge & Co., an investment management company, and Morgan Stanley. Mr. Gray holds both a Bachelor of Science degree (Finance) from the Wharton School of Business and a Bachelor of Science degree (Mechanical Engineering) from the School of Engineering & Applied Science at the University of Pennsylvania. He is well-qualified to serve on our Board due to his extensive operational, financial and management background. Mr. Gray was added to our Board in 2018 pursuant to the Subscription Agreement and appointed Chair in 2023 pursuant to the Cooperation Agreement.

Claudia Hollingsworth NACD.DC was appointed to our Board immediately following the closing of the Business Combination in February 2018. Ms. Hollingsworth has 30 years of experience in consumer products, having managed manufacturers, wholesalers, and multi-channel retail businesses. Since November 2016, she has served as chief executive officer of i2CEO, a boutique advisory company. From July 2012 to October 2016, she served as chief executive officer at Gump’s San Francisco, a luxury home furnishing, apparel, and jewelry multi-channel retailer. Gump’s San Francisco later filed a petition under Chapter 11 of the U.S. Bankruptcy Code in August 2018. From May 2011 to June 2012, Ms. Hollingsworth served as chief executive officer of i2CEO. Prior to that, she served as president of H.D. Buttercup, a privately held furniture and rug retailer, from July 2007 to May 2011, CEO and president of GBH, Inc., an international fine jewelry company, from March 2004 to July 2007, and president and director of Michael Anthony Jewelers, (AMEX:MAJJ) a design, marketing and manufacturer of fine jewelry from February 2002 to February 2004. Earlier in her career she held various executive management positions with M.Z. Berger & Co., a privately held watch wholesaler, and OroAmerica, Inc., (NASDAQ:OROA) a jewelry manufacturer, wholesaler, and distributor. Ms. Hollingsworth currently serves on the board of directors of Destinations by Design, an employee-owned premier design and destination management company and previously served on the board of directors of Global Partner Acquisition Corp II (NASDAQ: GPAC), a blank check company and successor to GPAC, serving on two of its board committees. She is a member of the National Association of Corporate Directors and is NACD Director Certified®. She has earned a certification for Cybersecurity Oversight for Directors from the Software Engineering Institute at Carnegie Mellon University. She is well qualified to serve on our Board due to her extensive operational, financial and management background.

D. Scott Peterson was elected to our Board in 2023 pursuant to the Cooperation Agreement. Mr. Peterson served in various capacities at Advanced Comfort Technologies, Inc. (“Intellibed”), a luxury mattress company acquired by us in August 2022, from May 2017 to August 2022, including most recently as the chairman of the board of directors and chief financial officer. He also was the chairman of the board of Utah Capital Investment Corporation, a Utah-based venture capital “fund of funds” from December 2013 through September 2022. Previously he served on the board of directors and as audit committee chair for Mattson Technology, Inc. (NASDAQ: MTSN), a semi-equipment manufacturing company, which was acquired and taken private in 2016, from December 2010 to May 2016. He spent the majority of his 32-year audit career with Ernst & Young LLP, the global professional services firm, from which he retired in 2010 as the pacific northwest area assurance (audit) managing partner, based in the Silicon Valley. He is well qualified to serve on our Board due to his extensive operational, financial and management background, as well as his experience managing our subsidiary, Intellibed, LLC.

Erika Serow was appointed to our Board on April 27, 2023. Ms. Serow has served as chief marketing officer at Bain & Company since 2019, responsible for Bain’s global marketing and communication teams, and a member of Bain’s global operating council (executive leadership team), where she serves on the investment and risk committees. From 2016 to 2017, Ms. Serow was the global president and US chief executive officer at Sweaty Betty, a premium athletic apparel company. Ms. Serow began her career, and spent 20 years as a consultant, at Bain, where she ultimately led the firm’s retail practice in the Americas. She served as a director of Lazydays Holdings, Inc. (NASDAQ: LAZY), a recreational vehicle dealership company, from 2018 to 2023. Ms. Serow earned an MBA at Stanford University and a Bachelor of Arts degree from Duke University. She is well-qualified to serve on our Board due to her extensive operational, marketing and management background.

Board of Directors

Our Board currently consists of nine directors who have been elected or appointed to serve until the Annual Meeting and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified. Pursuant to that certain subscription agreement dated February 1, 2018, among us, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC — Series A (“Blackwell”) and entities managed by Coliseum (the “Subscription Agreement”), so long as a certain share ownership level is met, we agreed that at each annual election of directors we would nominate a designee of Coliseum to be included in the slate of members of the Board proposed to the stockholders of the Company. Mr. Adam L. Gray is the current nominee designated by Coliseum.

Our Board is led by its Chair, Mr. Adam L. Gray, who was initially appointed as the Chair on April 27, 2023, pursuant to the terms of the Cooperation Agreement. Mr. Gary DiCamillo serves as our Lead Independent Director. Currently, our Board believes that it is in the best interests of the Company and our stockholders to have a person other than our Chief Executive Officer serve as Chair. Our Board believes that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board and oversight of management. We believe this structure currently provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

Director Independence

Currently, we have nine directors serving on our Board. After the Annual Meeting, we will have eight directors serving on the Board. Our Common Stock is listed on the Nasdaq Global Market. Using the definition of independence set forth in the rules of Nasdaq and the SEC, our Board has determined that Mr. Darling, Mr. DiCamillo, Mr. Fiske, Ms. Hollingsworth, Mr. Pate and Ms. Serow are “independent directors.” Our independent directors hold regularly scheduled meetings at which only independent directors are present. Mr. DiCamillo continues to serve as the Lead Independent Director. Mr. Pate has notified the Board that he will not stand for reelection at the Annual Meeting.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Human Capital & Compensation Committee, and a Nomination & Governance Committee. Each committee reports to the Board as each deems appropriate and as the Board may request. The composition, duties and responsibilities of each committee are as set forth below. A copy of each standing committee’s charter is available on our website at http://www.purple.com. The information on our website is not part of this proxy statement.

Audit Committee

Since the 2023 annual meeting of stockholders, Mr. Pate has served as Chair of the Audit Committee, with Mr. DiCamillo, Mr. Darling, and Mr. Fiske as other members of the Audit Committee. Our Board has determined that these directors are independent directors according to the rules and regulations of the SEC and Nasdaq listing requirements with respect to audit committee membership. Our Board has also determined that each of Mr. DiCamillo and Mr. Pate is an “audit committee financial expert,” as such term is defined under the rules and regulations of the SEC. The Audit Committee held four meetings in 2025.

Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting. The Board expects to appoint Mr. DiCamillo to serve as Chair of the Audit Committee, effective immediately following the 2026 Annual Meeting, subject to his reelection as a director. Accordingly, following the 2026 Annual Meeting, our Audit Committee will consist of Mr. DiCamillo, Mr. Darling, and Mr. Fiske. The charter of our Audit Committee details the principal functions of the Audit Committee which includes, among other items, the following:

•        Performs the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance.

•        Oversees our external audit coverage. The Company’s independent auditors are ultimately accountable to the Audit Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors.

•        Oversees our internal audit function.

•        Oversees the Company’s risk assessment and enterprise risk management policies and guidelines.

•        Reviews annually the Company’s cybersecurity risk management program and its design and operating effectiveness with appropriate professionals.

•        Review and approve all “related party transactions” requiring disclosure under SEC rules and regulations.

Human Capital & Compensation Committee

Since the 2023 annual meeting of stockholders, Ms. Hollingsworth has served as the Chair of the Human Capital & Compensation Committee, with other current members including Mr. Darling, Mr. Pate and Ms. Serow. Our Board has determined that Mr. Darling, Ms. Hollingsworth, Mr. Pate, and Ms. Serow are independent directors under the rules and regulations of the SEC and Nasdaq listing requirements. The Human Capital & Compensation Committee held seven meetings in 2025.

Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting. Accordingly, following the 2026 Annual Meeting, our Human Capital & Compensation Committee will consist of Ms. Hollingsworth, Mr. Darling and Ms. Serow. The charter of our Human Capital & Compensation Committee details the principal functions of the Human Capital & Compensation Committee which includes, among other items, the following:

•        Provides oversight of the Company’s human capital and employment policies and practices and helps identify areas of improvement.

•        Reviews and advises management on the Company’s processes and practices related to workforce programs.

•        Annually review and recommend to the Board for approval corporate goals and objectives relevant to the salaries and short- and long-term incentive compensation of the CEO and the Company’s other executive officers.

•        Evaluate annually the performance of the CEO and review the performance of the other executive officers in light of the Company’s goals and objectives and recommend to the Board the salaries and short- and long-term incentives, including awards under equity, incentive and compensation plans, for these employees.

•        Reviews and monitors executive talent, and develops and recommends to the Board for approval, and oversees executive officer (other than the CEO) interim and long-term succession plans and related career development plans.

Human Capital & Compensation Committee Interlocks and Insider Participation

No member of the Human Capital & Compensation Committee was, at any time during 2025 or at any other time, an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under the rules and regulations of the SEC. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more executive officers of that other entity who also served as a member of the Board during 2025.

Nomination & Governance Committee

Since the 2023 annual meeting of stockholders, Mr. DiCamillo has served as the Chair of the Nomination & Governance Committee, with other current members Ms. Serow, Ms. Hollingsworth, and Mr. Fiske. Our Board has determined that Mr. DiCamillo, Ms. Hollingsworth, Ms. Serow, and Mr. Fiske are independent directors under the rules and regulations of the SEC and Nasdaq listing requirements. The Nomination & Governance Committee held three meetings in 2025.

The Board expects to appoint Ms. Serow to serve as Chair of the Nomination & Governance Committee, effective immediately following the 2026 Annual Meeting, subject to her reelection as a director. The charter of our Nomination & Governance Committee details the principal functions of the Nomination & Governance Committee which includes, among other items, the following:

•        Determines the qualifications, qualities, skills and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director.

•        Identifies and screens individuals qualified to become members of the Board, consistent with the criteria approved by the Board. The Nomination & Governance Committee considers any director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Company’s Corporate Governance Guidelines or as described in this proxy statement.

•        Makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

•        Reviews the size of the Board and makes any recommendations to the Board for changing the number of directors serving on the Board.

•        Oversees the process for an annual evaluation of the Board and its committees.

•        Reviews the Board’s committee structure and composition and makes recommendations to the Board regarding the appointment of directors to serve as members of each committee and the committee chair annually, for the Board’s approval.

•        As it determines appropriate, considers corporate governance, social responsibility, environmental and sustainability matters, and makes recommendations to the Board regarding, or takes action with respect to, such matters.

•        Develops and recommends to the Board for approval and oversees CEO interim and long-term succession plans and related career development plans.

Our Nomination & Governance Committee may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Nomination & Governance Committee considers various potential candidates which may come to our attention through current Board members, professional search firms, stockholders, or other persons. These candidates may be evaluated by our Nomination & Governance Committee at any time during the year.

In evaluating a candidate for director, our Nomination & Governance Committee will review his or her qualifications, including capability, availability to serve, conflicts of interest, general understanding of business, understanding of our business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Nomination & Governance Committee has not established any specific qualification standards for directors, although from time to time the Nomination & Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Nomination & Governance Committee interviews prospective nominees, in person, video conference, or by telephone, and involves other directors to interview certain candidates when deemed to be useful in the evaluation process. After completing this evaluation, the Nomination & Governance Committee determines the nominees to be recommended to the Board for approval.

Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. All candidates are required to meet the criteria described above, as well as those described in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nomination & Governance Committee.

Special Committee

In March 2025, our Board formed a special committee to evaluate potential strategic alternatives available to the Company. Mr. DiCamillo serves as chair of the special committee, with other current members Ms. Hollingsworth and Mr. Peterson. The special committee has authority to act on behalf of the Board in connection with the Company’s evaluation of strategic alternatives, including, among other things, overseeing the Company’s process for evaluating strategic alternatives, reviewing and negotiating the terms of any proposed transaction, and making recommendations to the Board.

Code of Ethics

We have adopted a Code that applies to all our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Our Code is available on our website http://www.purple.com under the “Governance” tab on the Investors page. If we amend or grant a waiver of one or more of the provisions of our Code, which apply to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer we would disclose such an amendment or waiver on our website. This website and the information on this website are not part of this proxy statement.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy expressly discourages our directors, officers, and other employees from engaging in non-approved forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter such an arrangement must first pre-clear the proposed transaction with the Board. Our Insider Trading Policy also prohibits our directors, officers, and other employees from engaging in or using short sales, trading options, margin accounts and pledges.

Risk Oversight

Our Board oversees the Company’s business and considers the risks associated with business strategy and decisions. Our Audit Committee also provides risk oversight and reports any material risks to our Board. Our Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall risk profile. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its standing committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and cybersecurity exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Human Capital & Compensation Committee helps our Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nomination & Governance Committee monitors and assists the Board and management in evaluating risks related to governance and sustainability matters. Each of these committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function.

Board Meetings and Attendance at Stockholder Meetings

The Board held fifteen meetings during 2025. Each current director attended at least 75% of the total number of meetings of the Board and committee meetings on which they served that were held while they were in office. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Eight of our current directors attended our 2025 annual meeting of stockholders.

Stockholder Communications with Directors

We have not adopted a formal process for stockholder communications with the Board. We have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048, to the attention of Todd E. Vogensen, Chief Financial Officer.

Executive Officers

Certain information with respect to our executive officers is set forth under the heading “Information About Our Executive Officers” in Part I, Item 1 of the Company’s Annual Report and is hereby incorporated by reference. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an officer.

Director Compensation

Compensation for non-employee directors is determined by the Board. Each of the Board Chair, Lead Independent Director and each other non-employee director receives annual retainers for Board service in the amounts of $225,000, $195,000, and $175,000, respectively, which are paid 100% in cash. In addition, the Chair of the Audit Committee and the Chair of the Human Capital & Compensation Committee each receives incremental annual compensation of $15,000, and the Chair of the Nomination & Governance Committee receives an incremental $10,000 in annual compensation. All such additional compensation to the chairs of the committees is paid in cash. All cash compensation for the annual retainers was paid quarterly in advance. The Board has created a special committee to respond to various issues of the Board. Mr. DiCamillo, Ms. Hollingsworth, and Mr. Peterson serve as members of the special committee, with Mr. DiCamillo serving as chair. The chair of the special committee receives $15,000 per month and other members receive $10,000 per month for each month the special committee functions.

Our current non-employee directors earned the following compensation for their service during 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
S. Hoby Darling	175,000	—	—	—	—	175,000
Gary T. DiCamillo(1)	287,797	—	—	—	—	287,797
Adam L. Gray(2)	225,000	—	—	—	—	225,000
McNeil S. Fiske, Jr.(3)	97,596	—	—	—	—	97,596
Claudia Hollingsworth(1)	247,097	—	—	—	—	247,097
R. Carter Pate(4)	190,000	—	—	—	—	190,000
D. Scott Peterson(1)	232,097	—	—	—	—	232,097
Erika Serow	175,000	—	—	—	—	175,000

____________

(1)      Fees paid in cash include amounts for service on the special committee.

(2)      All Board compensation for Mr. Gray is paid to Coliseum.

(3)      Mr. Fiske joined the Board on June 10, 2025.

(4)      Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting.

PROPOSAL NO. 2 — advisory vote on executive compensation

Pursuant to the Exchange Act, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

The primary objectives of our executive compensation program are to successfully recruit, motivate and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, align the financial interests of our executives with those of our stockholders, and drive superior, sustained stockholder value. Our executive compensation program, which is administered by our Human Capital & Compensation Committee, is intended to align actual compensation payments to actual Company performance and stockholder returns and to adjust upward during periods of strong performance or downward when performance is short of expectations.

We believe the performance-based incentives provided under our executive compensation program appropriately align the actual compensation paid to our executives with actual performance and increased stockholder value. Consistent with our pay-for-performance philosophy, our executive compensation program is designed to provide meaningful opportunities for compensation upon meeting rigorous performance expectations but does not provide for any significant guaranteed compensation or pay incentives without achieving Company and individual performance goals as well as significant increases in our stock price.

As discussed further in this proxy statement, our 2025 compensation decisions focused primarily on the need to hire, motivate, and reward our new executive team. To address executive retention and motivation objectives, our executives participate in a long-term incentive plan awarding grants with a three-year performance period.

See the “Executive Compensation” section of this proxy statement and the related tables and narrative disclosure for additional information regarding our compensation program for the named executive officers.

The Board recommends that stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement including the compensation tables and narrative disclosure.”

Vote Sought

Although this advisory resolution is non-binding, the Board values input from stockholders on our executive compensation program. Our Human Capital & Compensation Committee will review and consider the voting results for this proposal in making future decisions concerning our executive compensation program. The proposal to approve, on an advisory basis, the compensation of our named executive officers will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Under the Board’s current policy, stockholders are given an opportunity to cast an advisory vote on this subject annually, with the next opportunity occurring in connection with the Company’s annual meeting of stockholders in 2027.

Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in this proxy statement.

Unless marked otherwise, proxies received will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in this proxy statement.

EXECUTIVE COMPENSATION

Human Capital & Compensation Committee Report

The Human Capital & Compensation Committee of the Board, consisting entirely of independent directors during 2025, has reviewed and discussed with management the following Compensation Discussion & Analysis. Based upon the Human Capital & Compensation Committee’s review and discussions with management, the Human Capital & Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement.

Claudia Hollingsworth, Chair
S. Hoby Darling
R. Carter Pate
Erika Serow

Executive Summary of 2025 Performance

Net revenues decreased $19.2 million, or 3.9%, to $468.7 million in 2025 compared to $487.9 million in 2024. This decrease was primarily driven by the industry-wide demand softness for home-related products and softness in the e-commerce channel, partially offset by growth in our Mattress Firm and Costco programs. From a sales channel perspective in 2025, DTC net revenues decreased $22.3 million, or 7.9%, and wholesale net revenues increased $3.2 million, or 1.6%, as compared to 2024. Within DTC in 2025, e-commerce net revenues decreased $23.4 million, or 11.4%, while Purple showroom net revenues increased $1.1 million, or 1.5%, as compared to 2024. The growth in our wholesale revenues was due primarily to our agreement with Mattress Firm as we expanded the number of stores and slots and the expansion of our Costco program. Purple showroom increase in revenues was primarily due to an increase in average selling prices related to both strategic price adjustments and a sizeable shift in product mix to our higher priced Rejuvenate products.

Gross profit increased $7.4 million, or 4.1%, to $188.6 million in 2025 compared to $181.1 million in 2024 and our gross profit percentage improved to 40.2% in 2025 from 37.1% in 2024. The increase in gross profit is due mainly to the completion of our Restructuring Plan, as we had fewer costs this year, continued improvement in lowering material costs, improved operating efficiency and the recent actions to reduce our cost of warranty returns.

Operating expenses decreased $41.7 million, or 15.3% to $231.6 million in 2025 compared to $273.3 million in 2024. This decrease was driven by a $24.5 million decrease in restructuring, professional fees and other costs related to our restructuring and other cost reduction efforts, a $15.2 million decrease in employee related expenses and a $9.1 million decrease in advertising spend, partially offset by $7.1 million increase in strategic alternative costs.

Other expense, net increased by $2.4 million, or 41.4% to $8.3 million in 2025 compared to $5.9 million in 2024. This increase was due primarily to an $11.3 million increase in interest expense associated primarily with the Related Party Loan, a reduction of $11.6 million in other income related to two insurance payments received in 2024 for full settlement of a previously filed business interruption claim, partially offset by an increase of $13.7 million in the gain on the change in fair value of the warrant liabilities and a $6.8 million reduction in all other expenses.

Net loss attributable to Purple Inc. was $51.4 million in 2025 compared to a net loss of $97.9 million in 2024. The $46.5 million improvement in net loss was primarily due to a $41.7 million decrease in operating expenses and a $7.4 million increase in gross profit, partially offset by a $2.6 million increase in all other expenses and offsets.

Named Executive Officers

We refer to the individuals below as our named executive officers (our “NEOs”) for 2025:

Name	Position Title
Robert T. DeMartini	Chief Executive Officer
Todd E. Vogensen	Chief Financial Officer
Eric S. Haynor	Chief Operating Officer
John J. Roddy IV(1)	Chief People Officer
Jeffrey L. Hutchings	Chief Innovation Officer

____________

(1)      Mr. Roddy left the Company on February 11, 2026.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis reviews the principles underlying our compensation policies and decisions for 2025.

Executive Compensation Principles & Best Practices

What We Do	What We Do Not Do

•   Pay For Performance — We align the interests of our executives and stockholders using financial performance-based annual cash incentive compensation and stock price-based three-year long-term cash and equity incentive compensation.

•   Double-Trigger Change in Control — In general, a “change in control” by itself is not sufficient to trigger LTIP and STIP incentive compensation payments; pursuant to the majority of our incentive plans, it must also be accompanied by a qualifying termination.

•   Annual Risk Assessment — We conduct an annual risk assessment of our executive compensation program to ensure that our program does not encourage inappropriate risk-taking.

•   Compensation Benchmarking — We compare our executives’ total compensation to a peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate.

•   Independent Compensation Consultant — We engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.

•   No Automatic Salary Increases — We do not provide automatic salary increases.

•   No Excise Tax Gross Ups — We do not provide for excise tax gross-ups in the event of a change-in-control.

•   Prohibitions and Limitations on Short Sales, Pledging and Hedging — Our Insider Trading Policy prohibits our officers and directors from any short sale activities. Our Insider Trading Policy prohibits pledging. Our Insider Trading Policy also discourages hedging unless pre-cleared by the Board.

•   Executive Benefits/Perquisites — We do not maintain any defined benefit or supplemental retirement plan, nor do we provide other personal benefits to our NEOs that are not available to all employees except as may have been granted in a NEO offer letter.

•   Short-Term Incentive Plan — We do not pay annual incentive bonuses under the short-term incentive plan (“STIP”) when the adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) minimum target threshold is not met.

•   Long-term Incentive Plan — Our long-term equity incentive plan prohibits repricing or buyouts of underwater options or stock appreciation rights without stockholder approval.

Compensation Philosophy

Our compensation program is designed to attract, motivate, and retain highly talented executives, and to provide competitive compensation opportunities that align management’s interests with the short- and long-term interests of our stockholders. Our incentive compensation plans are designed with the objectives of motivating the desired performance and maximizing shareholder value.

In general, relative to an appropriately sized peer group that has been approved by the Human Capital & Compensation Committee, we strive to set base salaries, or fixed compensation, and short- and long-term incentive opportunities, or variable, at-risk compensation, for our top executives around the market medians. We use the data from the compensation peer group solely for informational purposes, however, and do not make significant pay decisions based on market data alone. We design our incentive compensation plans to deliver total compensation above the 50th percentile relative to our peers when justified by the performance and stock price achievement of the Company.

Consistent with our compensation philosophy, our compensation program is designed to align the interests of our executives with those of our stockholders. To achieve this compensation objective, a significant portion of each NEO’s total direct compensation is at risk and dependent on our achievement of pre-determined financial, operational, and stock performance objectives. Additionally, we maintain Stock Ownership Guidelines (discussed in detail below) which we believe further strengthen the alignment between management and our stockholders. We believe that our compensation program, supported by our underlying compensation philosophy, serves to motivate management to execute strategic and operational plans that will deliver continued profitability and sustained increases in stockholder value over the long-term.

The forms and level of compensation for each NEO are determined after considering several factors, including the executive’s position and scope of responsibility, as well as their ability to assume increasing responsibility within the Company, the competitive compensation data, performance results, and, at times, other external market-based factors. The Human Capital & Compensation Committee uses all of this information when establishing compensation opportunities in order to arrive at a comprehensive package that both emphasizes performance and is competitive in the marketplace.

The Human Capital & Compensation Committee reviews and considers this philosophy at least annually and may adjust it from time to time as deemed necessary or appropriate.

Evaluation of Stockholder “Say — on — Pay” Vote Results

We value input from our stockholders on our executive compensation programs. Our Board seeks an annual non-binding advisory vote from stockholders to approve our executive compensation. At our annual shareholders’ meeting held in 2025, our stockholders approved our executive compensation with approximately 97% of the votes cast in favor of our executive compensation program. Based on our Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy, and designed to create long-term value for stockholders.

Primary Elements of Compensation

Component	Description	Primary Objective
Base Salary	Fixed cash compensation	• Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise, and qualifications
Short-Term Incentive Plan (“STIP”)	Performance-based cash compensation tied to the achievement of pre-determined, quantitative financial performance goals and if obtained, qualitative personal performance criteria	• Financial metrics focus our NEOs on achieving key short-term business objectives that are critical to our growth and overall success
Long-Term Incentive Program (“LTIP”)

Annual long-term incentive awards consisting of:

•   time-based (generally, restricted stock units or “RSUs”) that vest annually over a three-year period; and

•   performance-based (generally, performance stock units or “PSUs,” though we have also utilized and may continue in the future to utilize performance-based cash awards) that vest at the conclusion of a three-year performance period based on absolute stock price growth

•   Promote retention through the use of long-term incentives, both time and performance-based, that vest over a multi-year period

•   Motivate sustained, long-term value creation

•   Align executive and stockholder interests by encouraging meaningful stockholder value delivery before any awards vest

Compensation Mix

We believe that our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our short-term incentive plan and rigorous absolute stockholder return goals through our long-term incentive plan. The below graphics illustrate the mix between fixed pay (base salary) and at-risk short and long-term incentive pay (short-term incentives in the form of cash and long-term incentives which may be in the form of time-and performance-based equity, or, most recently performance-based long-term cash awards) for our CEO and the average of our other NEOs, in each case based on target levels of compensation. For clarity, the average NEO compensation mix includes our NEOs for 2025 other than Mr. DeMartini, who serves as our CEO.

Compensation Process

The Human Capital & Compensation Committee, with advice and analyses from its independent outside advisor, Lyons, Benenson & Company Inc. (“LB&Co.”), considers current compensation levels, benchmarking and other data of peer companies, individual and Company performance, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Human Capital & Compensation Committee does not use a formula to weigh these factors but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs.

After the end of the performance period to which a particular incentive award relates, the Human Capital & Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Human Capital & Compensation Committee generally has the discretion to recommend payouts that are above or below what would be indicated based on actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, if any, it may also consider infrequent or non-recurring items that are not reflective of ongoing operations, such as the effects of major corporate transactions or other items that the Human Capital & Compensation Committee determines, in its judgment, significantly affect our results relative to the pre-determined performance targets (including financials).

Consistent with our executive compensation philosophy, the Human Capital & Compensation Committee, in consultation with LB&Co., establishes a benchmark peer group for compensation comparison purposes.

At least annually, the Human Capital & Compensation Committee reviews the compensation peer group to confirm that it includes companies that are comparable to us in industry focus, scope of operations and size (based on revenues). We also, from time to time, consider for inclusion in the peer group companies from other tangentially related industries that would be appropriately considered to be a part of the marketplace for talent within which we compete. We use this data solely for informational purposes, and we do not make significant pay decisions based on the market data alone.

For our 2026 executive compensation analyses, we have used the same peer group as was used in 2025, which was initially approved in late 2024. The 16 constituent companies are listed below and, as of December 31, 2025, had median revenues and market cap of approximately $616.5 and $220.4 million, respectively.

Bassett Furniture Industries, Incorporated	GoPro, Inc.
Bed Bath & Beyond, Inc.	Haverty Furniture Companies, Inc.
The Brand House Collective (formerly Kirkland’s, Inc.)(1)	Hooker Furnishings Corporation
Canada Goose Holdings, Inc.	iRobot Corporation(1)
Culp, Inc.	The Lovesac Company
Ethan Allen Interiors Inc.	The RealReal, Inc.
FIGS, Inc.	Traeger, Inc.
Flexsteel Industries, Inc.	Warby Parker Inc.

____________

(1)      Both iRobot Corporation and The Brand House Collective will need to be removed from our peer group in the future. iRobot was acquired by Picea in early 2026; The Brand House Collective was acquired by Bed, Bath & Beyond, Inc.

This peer group was designed to include companies with revenues reasonably comparable to ours (at the median), as well as companies that are focused on innovation, particularly in the consumer discretionary and home furnishings industries, and, to the extent possible, are also omni-channel. The Human Capital & Compensation Committee recognizes that this group continues to include certain companies that are larger than the Company, in some cases significantly; nevertheless, it views this peer group as appropriate considering the importance it ascribes to providing competitive compensation opportunities that are sufficient to attract, motivate, and retain the talented executives needed to lead the Company.

Roles & Responsibilities in the Compensation Process

The Company’s compensation philosophy drives our decision-making process. Decisions about individual levels of each compensation element involve the participation of multiple parties, following a comprehensive, multi-step process. The key parties and their roles in the process are described below:

Role of the Human Capital & Compensation Committee

The Human Capital & Compensation Committee is appointed by our Board to assist it in fulfilling its oversight responsibilities by directing all significant aspects of our compensation policies and programs, including:

•        Reviews and approves the compensation and annual performance objectives and goals of our executive officers.

•        Reviews, approves, and administers cash and equity incentive-based compensation plans in which our executive officers participate.

•        Evaluates CEO and other NEO performance in light of the Company’s goals and objectives and recommends to the Board the salaries and short- and long-term incentives payouts for our CEO and other NEOs.

•        Evaluates risks created by our compensation policies and practices and considers any reasonably likely effect of such risk.

•        Reviews and recommends to our Board new or modified executive compensation programs (if any).

Role of Management

During 2025, our Chief Executive Officer, in consultation with the Board, set our strategic direction and worked with the Human Capital & Compensation Committee to identify and set appropriate performance goals and compensation targets for executive officers (other than himself). He made recommendations to the Human Capital & Compensation Committee regarding the elements of compensation for each of our executive officers reporting to him and provided the Human Capital & Compensation Committee with his evaluation of those officers’ performance. He was assisted, as needed, by other members of management, including our Chief Financial Officer and Chief People Officer for purposes of administering and implementing the compensation program.

Role of the Consultant

During 2025, the Human Capital & Compensation Committee engaged LB&Co. as its independent compensation consultant to advise on executive and director compensation and related corporate governance matters. LB&Co. assisted the Human Capital & Compensation Committee in determining the compensation peer group, which is described in more detail above. LB&Co. also advised the Human Capital & Compensation Committee on competitive compensation practices and comparative market data, which the Human Capital & Compensation Committee considered when determining the appropriate compensation opportunities for each NEO relative to the marketplace. The services that LB&Co. provided to the Human Capital & Compensation Committee included:

•        Advise on the Company’s compensation philosophy, strategy, and program.

•        Provide advice and counsel on best practices in compensation and corporate governance.

•        Provide and analyze competitive market compensation data and make recommendations, as appropriate.

•        Assist in the negotiation of executive employment agreements, as applicable.

•        Analyze the appropriateness of the compensation peer group.

Independence of the Compensation Consultant

LB&Co. did not provide other consulting services to us or any of our executive officers in 2025. In selecting LB&Co. as its compensation consultant, the Human Capital & Compensation Committee considered the independence of LB&Co. and concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Human Capital & Compensation Committee.

Compensation Elements

Base Salary

Base salary is the fixed element of an executive officer’s annual compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Human Capital & Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations:

•        the executive officer’s position and associated responsibilities;

•        experience, expertise, knowledge and qualifications;

•        market factors;

•        the industry in which we operate and compete;

•        retention considerations;

•        the executive officer’s individual compensation history;

•        internal equity among salary levels of the members of our executive team and similarly situated/comparable executives in our peer group; and

•        our overall compensation philosophy.

For 2025, the Human Capital & Compensation Committee reviewed and made recommendations on base salaries of our NEOs, and the Board approved the Committee’s recommendations. The 2025 and 2024 base salaries of our NEOs as of the calendar year end were as follows:

Name	2025 Base Salary Rate	2024 Base Salary Rate	% Change
Robert T. DeMartini	$725,000	$725,000	—%
Todd E. Vogensen	$600,000	$600,000	—%
Eric S. Haynor	$525,000	$525,000	—%
John J. Roddy IV(1)	$420,000	$420,000	—%
Jeffrey L. Hutchings	$420,000	$420,000	—%

____________

(1)      Mr. Roddy left the Company on February 11, 2026.

Short-Term (Cash) Incentive Compensation

Our executives are eligible for annual cash incentive compensation under our annual STIP. Annual incentives under the STIP are intended to motivate the executive officers to achieve short-term company financial performance goals that will inure to the benefit of our Company and stockholders and align our executive officers’ interests with those of the stockholders. The annual cash incentives provide payout opportunities based on the achievement of pre-determined financial performance objective(s), with actual cash bonuses earned based on the achievement of such corporate performance objective(s) during the year.

Each year, the Human Capital & Compensation Committee determines the annual target bonus opportunity for each executive officer under our STIP. Our annual cash incentive compensation is generally structured to deliver competitive payouts when performance targets are achieved or exceeded. In April 2025, the Human Capital & Compensation Committee, in consultation with management, agreed to Net Revenue and Bonus Adjusted EBITDA targets under the STIP, each equally weighted.

Net Revenue includes all recognized revenue from the sale of our products, less amounts for sales discounts and sales returns allowances. Bonus Adjusted EBITDA represents EBITDA excluding certain costs determined to be non-operating and one time in nature, such as non-recurring legal fees, severance costs, one time production costs, and showroom startup costs.

For 2025, the annual incentive targets for our NEOs under the STIP were as follows:

Name	Target (as % of Base Salary)
Robert T. DeMartini	100%
Todd E. Vogensen	75%
Eric S. Haynor	50%
John J. Roddy IV	50%
Jeffrey L. Hutchings	50%

For 2025, the formula governing the generation of annual incentives for our NEOs was (dollars in millions):

	Threshold	Target	Stretch	2025 Achievement
Net Revenue ($ in millions)	$490.0	$522.0	$550.0	$
Payout (as a % of Target)	20%	40%	60%		0%
Bonus Adjusted EBITDA ($ in millions)(1)	$5.0	$18.5	$27.9		$3.1
Payout (as a % of Target)	30%	60%	90%		0%

____________

(1)      Bonus Adjusted EBITDA is a non-GAAP financial measure calculated before bonus expense that also removes the impact of certain non-cash and non-recurring costs. More information about this measure, including a reconciliation to the nearest GAAP measure, is provided below under the heading “Non-GAAP Financial Measures.”

As the table above indicates, for threshold level performance achievement under each measure, 50% of the target bonuses would be paid out; for maximum performance achievement, 150% of the target bonuses would be paid out. Achievement between the points under each measure would be interpolated on a straight-line basis to determine the actual payout. The Bonus Adjusted EBITDA threshold must be met for any payout to occur. We did not achieve the Net Revenue or Bonus Adjusted EBITDA thresholds and, as a result, there was no STIP payout for 2025 to our NEOs.

Long-Term (Equity) Incentives

Long-term equity incentives under our LTIP are designed to align the interests of management with those of our stockholders and motivate them to achieve sustained long-term performance improvements by linking a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity and/or cash compensation under the LTIP consistent with the objectives and philosophy of our compensation programs. Our LTIP is governed by the Purple Innovation, Inc. 2017 Equity Incentive Plan as amended (“2017 Plan”), which was approved by our stockholders.

Pursuant to the authority of the Board under the 2017 Plan, the Board generally grants long-term incentive awards under the LTIP annually in the first half of the year to motivate forward-looking, long-term performance and promote retention among our executive team. Such timing may change from year to year. The Board also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, at the discretion of the Board. The Board does not consider material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In July 2025, we granted a Long-Term Incentive Cash Bonus Awards to our NEOs, as described below.

Forms of Long-Term Incentives

Over the past several years, Purple has used three primary forms of long-term incentives, including RSUs and PSUs, each of which are equity based, and long-term cash, both time-and performance-based. While we recognize that equity-based compensation provides the strongest alignment between the interests of shareholders and the management team, we began using long-term cash in May 2024 in recognition of the low share price and the potential shareholder dilution that would occur if we had proceeded with an equity grant at that time. Since then, in an effort to balance the need for a competitive executive compensation program that achieves our goals of attracting, retaining, motivating and rewarding our executives with the need to manage our annual equity burn rate and the life of our LTIP share reserve, the Human Capital & Compensation Committee has employed long-term incentive cash as the primary long-term incentive vehicle for our executive compensation program.

In 2025, our annual, long-term incentive program for our executive officers did not include RSUs or PSUs. Rather, given our stock price and our focus on managing dilution while also motivating our executives, as discussed above, our executive officers received grants of long-term, performance-based cash which may be earned to the extent that the approved performance measures and goals (outlined below) have been achieved by the conclusion of the performance period (December 31, 2027). Payouts for achievement between these points would be subject to straight-line interpolation.

	Weight	Threshold	Target	Stretch	Maximum
PERFORMANCE & PAYOUT CURVE:
Performance Achievement (As A % Of Target)	N/A	90%	100%	120%	145%
Payout (As A % Of Target Payout)	N/A	50%	100%	200%	400%

PERFORMANCE MEASURES & GOALS:
Cumulative Net Revenue ($ MM)	50%	$1,651.7	$1,835.2	$2,202.3	$2,657.9
Cumulative Adjusted EBITDA ($MM)*	50%	$96.8	$107.6	$144.3	$192.6
EBITDA Margin**	See Notes	5.86%	5.86%	6.55%	7.25%

____________

Notes:

*        No payout would be earned under either financial measure unless threshold Adjusted EBITDA of $96.8 million is achieved.

**      A minimum Adjusted EBITDA margin of 5.86% must be achieved to generate payouts above threshold under either financial measure.

For 2025, the approved award values were as follows:

Name	Target Award Amount
Robert T. DeMartini	$1,500,000
Todd E. Vogensen	$450,000
Eric S. Haynor	$393,750
John J. Roddy IV	$315,000
Jeffrey L. Hutchings	$315,000

Senior Leadership Team Special Recognition Bonus

On January 26, 2024, the Board unanimously approved a special recognition bonus payment to certain members of the Company’s senior leadership team. The bonus was awarded to incentivize retention and continued engagement with the Company during these challenging times in the bedding industry. Each participant is eligible to earn a special recognition bonus payment equal to 15 months of their regular salary. The special recognition bonus payment was paid as follows, subject to the employee’s continued employment with the Company: 10% was paid in August 2024, 20% was paid in February 2025, and the remaining 70% was to be paid in August 2025. In July 2025, in lieu of participants receiving 100% of the remaining amount to be paid in August of 2025, the Board offered participants the opportunity to receive 35% of the remaining amount in August, with the remaining 65% plus an additional 15% (of that 65%) to be paid in January 2026. All but one of the NEO’s elected to defer the additional amount until January 2026. All Amounts have been paid for the Special Recognition Bonuses.

Name	Initial Award Amount	Total Amount Paid(2)	Paid August 2024	Paid February 2025	Paid August 2025	Paid January 2026
Robert T. DeMartini	$850,000	$908,013	$85,000	$170,000	$208,250	$444,763
Todd E. Vogensen	750,000	801,188	75,000	150,000	183,750	392,438
Eric S. Haynor	623,438	665,987	62,344	124,688	152,742	326,214
John J. Roddy IV(1)	508,563	543,273	50,856	101,713	124,598	266,105
Jeffrey L. Hutchings	496,875	496,875	49,688	99,375	347,813	—

____________

(1)      Mr. Roddy left the Company on February 11, 2026.

(2)      The actual amount received. Reflects an increase over the Initial Award Amount for those who elected to defer a portion of their payment until January 2026 in order to receive an extra 15% of the deferred portion.

Special Incentive Bonus Equity Grants

On January 26, 2024, the Board unanimously approved special incentive bonus equity grants to certain members of the Company’s senior leadership team. The grants are in the form of RSUs, which will vest at the sooner of (a) a change in control, as defined in the award agreements, or (b) March 12, 2028, provided that if the recipient’s employment with the Company is involuntarily terminated other than for cause, a pro rata number of restricted stock units will vest as of such termination date.

Name	RSUs (#)
Todd E. Vogensen	450,000
Eric S. Haynor	350,000
John J. Roddy IV(1)	175,000
Jeffrey L. Hutchinson	175,000

____________

(1)      Mr. Roddy left the Company on February 11, 2026.

Chief Executive Officer Equity Value Increase Bonus

On January 26, 2024, the Board approved an amendment to the Chief Executive Officer’s employment agreement. Under the amendment, we agreed that, among other things, the Chief Executive Officer will be eligible to earn a cash payment of up to $5.0 million, less tax and other required withholdings, based on the volume weighted average price per share of our Class A common stock on Nasdaq during the period from March 16, 2026 through June 30, 2026 subject to his continued employment with the Company. The amount earned will be payable in quarterly installments commencing with the first payroll period following June 30, 2026. The thresholds were as follows:

VWAP Stock Price	$1.50	$2.50	$3.50	$4.50	$5.50	$6.50	$7.50
% Of Performance-Based Cash Vesting	0%	10%	20%	40%	60%	80%	100%

Perquisites and Other Generally Available Benefits and Compensation

We do not provide perquisites available only to executives. We provide executives, and all other full-time employees, medical, dental, and basic life insurance, short-term disability coverage, paid sick leave, 10 paid holidays per year, flexible time off, and a matched 401(k) contribution. The value of the 401(k) matching contribution can be as high as 5% of an employee’s base salary, depending on the amount contributed by the executive. We do not offer a pension or retirement plan for any employees based on length of employment and/or age at retirement; however, we do offer a 4-week paid sabbatical after an employee has been with the company for 7 years.

Stock Ownership Guidelines

Our senior management and independent, non-employee directors are subject to Stock Ownership Guidelines pursuant to which our NEOs and other equity participants are to retain a certain level of equity granted to them. All participants in our long-term incentive plan who receive equity grants under our 2017 Plan are subject to these Stock Ownership Guidelines. These guidelines provide that 2017 Plan participants are expected to hold equity valued at a multiple of their base salary. Equity is valued for purposes of measuring compliance with the guidelines using a 20-day VWAP. For the Chief Executive Officer, the multiple is 5X base salary, and for other NEOs and other senior leadership, it is 3X base salary. For non-employee directors, the multiple is 3X annual cash retainer for Board service. The multiple is 1X base salary for all other 2017 Plan participants subject to the Stock Ownership Guidelines. Generally, the deadline to hold equity valued at the respective multiple of base salary is the later of November 12, 2025, or the fifth anniversary of when the participant first became an equity holder (as defined in the guidelines). Compensatory equity must be retained and not sold (other than to cover taxes) by each recipient until the guideline is met and thereafter equity must be held in a quantity at or above the threshold. These are guidelines that are within the discretion of the Board to adjust, such as to accommodate individual circumstances and unanticipated occurrences. All NEOs were making progress towards compliance with the Stock Ownership Guidelines as of December 31, 2025.

Clawback Policy

In October 2023, we adopted the Clawback Policy, which is intended to comply with the requirements of Nasdaq Listing Rule 5608 implementing Rule 10D-1 under the Exchange Act, as amended. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess short- and/or long-term performance-based incentive-based compensation (cash or equity) received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. The Clawback Policy, which is administered by the Human Capital & Compensation Committee, also provides for the discretionary adjustment of incentive compensation for those covered executives who violate Company policy, including but not limited to, our Code and our Policy Regarding Accounting, Auditing and Other Ethical and Regulatory Matters, or engage in certain other misconduct, whether related to or outside the context of a financial restatement.

Employment Agreements

Robert T. DeMartini

On March 1, 2022, Mr. DeMartini was appointed to be the Company’s Chief Executive Officer on a permanent basis. On March 19, 2022, in connection with Mr. DeMartini’s appointment as Chief Executive Officer, the Company and Mr. DeMartini entered into an amended and restated employment agreement (the “Amended and Restated DeMartini Employment Agreement”), which amended and restated the DeMartini Employment Agreement.

Under the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini’s compensation includes (i) a base salary at an annual rate of $680,000; (ii) an annual bonus opportunity not less than 100% of base salary at target performance; (iii) RSUs relating to 500,000 shares of Company’s Class A Stock and stock options to purchase 500,000 shares, for which one third of each of the RSUs and options vest on each anniversary of the grant date, provided Mr. DeMartini remains in continuous employment with the Company; (iv) vacation and other benefits generally available to other senior executives of the Company, including participation in the Company’s STIP and LTIP (starting with additional equity grants in 2023 and thereafter valued at $1,500,000 per year); and (v) reimbursement for all reasonable out-of-pocket travel and other business expenses.

If the Company provides less than 30 days’ prior written notice of termination, other than in the case of a termination for cause, Mr. DeMartini will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside or inside a Change in Control Period (each as defined in the Amended and Restated DeMartini Employment Agreement), then he shall be entitled to receive different benefits as described below — Potential Payments upon Termination or Change in Control.

The Amended and Restated DeMartini Employment Agreement contains other typical provisions such as noncompetition and non-solicitation covenants, confidentiality obligations and assignment of intellectual property. Mr. DeMartini also receives vacation and other benefits generally available to other senior executives of the Company.

On January 26, 2024, the Company and Mr. DeMartini entered into an amendment to the Amended and Restated DeMartini Employment Agreement (the “Amendment to the Amended and Restated DeMartini Employment Agreement”). Under the Amendment to the Amended and Restated DeMartini Employment Agreement, the Company agreed that, among other things: (i) Mr. DeMartini’s base salary was increased, effective March 19, 2024, to $725,000; (ii) Mr. DeMartini is eligible to earn a special recognition bonus equal to $850,000 that will be payable 10% on August 1, 2024 (paid), 20% on February 1, 2025 (paid), and 70% on August 1, 2025, provided he continues to be employed by the Company and subject to Mr. DeMartini’s obligation to repay any such bonus actually received in the event his employment is terminated other than by the Company without Cause prior to June 30, 2026, subject to certain conditions; and (iii) Mr. DeMartini will be eligible to earn a cash payment of up to $5,000,000, less tax and other required withholdings, based on the VWAP of the Company’s Class A Stock during the period from March 16, 2026 through June 30, 2026 subject to his continued employment with the Company, with the amount earned payable in quarterly installments per the terms of the Amendment to the Amended and Restated DeMartini Employment Agreement commencing with the first payroll period following June 30, 2026. On July 18, 2025, the Company and Mr. DeMartini agreed to (i) modify the payment schedule for his special recognition bonus so that for the August 1, 2025 payment only 35% of that amount would be paid on August 1, 2025, with the remaining 65% would be paid January 1, 2026, along with an enhancement of 15% of the 65% paid at that time, and (ii) adopt a change-in-control definition for DeMartini Employment Agreement. As of January 2026, Mr. DeMartini has received all amounts payable under the special recognition bonus.

In addition, under the Amendment to the Amended and Restated DeMartini Employment Agreement, in the event of Mr. DeMartini’s retirement, subject to certain conditions, all of Mr. DeMartini’s RSUs then outstanding and unvested will vest in accordance with the remaining schedule as if Mr. DeMartini remained employed for an additional 12 months and all of Mr. DeMartini’s outstanding PSUs then outstanding will be eligible to vest on a pro-rata basis, subject to the performance achieved at the same time as active Company employees with the same type of PSUs. Accordingly, the revised vesting terms in the Amendment to the Amended and Restated DeMartini Employment Agreement amend the terms in Mr. DeMartini’s RSU and PSU grant agreements dated June 20, 2023.

Todd E. Vogensen

In connection with his appointment as Chief Financial Officer, Mr. Vogensen entered into an offer letter with us on September 18, 2023. His offer letter provided for annual base salary of $600,000 and eligibility for a short-term cash bonus of up to 75% of his annual base salary beginning with the year 2024 to be payable in 2025. Mr. Vogensen also received a signing bonus of $100,000 paid in two installments, the first half upon completion of 30 days of employment and the second half upon completion of six months of employment.

The Company also agreed to grant to Mr. Vogensen, on the first day trading is allowed under the Company’s Insider Trading Policy on or after his start date, a one-time equity grant valued at $600,000 based on the 30-trading day VWAP price of the Company’s Common Stock on the day of the grant as an inducement grant outside the Company’s 2017 Plan in accordance with the Nasdaq inducement grant exception. This grant was awarded in PSUs (65%) and RSUs (35%). The PSUs have a three-year cliff vesting schedule and are contingent upon the stock price hitting certain performance thresholds on October 16, 2026. The RSUs have a vesting schedule of one-third vesting every 12 months from the grant date, with the final vesting to occur on October 16, 2026.

The Company also agreed to pay Mr. Vogensen a reasonable commuting benefit from New York until the earlier of one year from his employment start date or his relocation to Utah. The Company agreed to pay moving costs related to his relocation to Utah within 12 months of his start date, as well as up to $5,000 to be used for a secondary move from a temporary Utah residence to a permanent Utah residence. Mr. Vogensen also receives vacation and other benefits generally available to other senior executives of the Company.

If Mr. Vogensen is terminated without Cause, he may also be entitled to severance pay pursuant to the Company’s severance guidelines, based on his title, in an amount equal to 26 weeks of base salary Upon termination without Cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within 12 months following a change in control as defined in the 2017 Plan.

Mr. Vogensen is entitled to a special recognition bonus payment equal to 15 months of base salary. The special recognition bonus payment is subject to his continued employment with the Company: 10% was paid on August 1, 2024, 20% was paid on February 1, 2025, 24.5% was paid on August 1, 2025, and the remainder was paid on January 9, 2026, with an additional amount representing interest on the last payment.

Eric S. Haynor

In connection with his appointment as Chief Operating Officer, Mr. Haynor entered into an offer letter with us on April 29, 2022. His offer letter provides for an annual base salary of $475,000 and eligibility for a short-term cash bonus of up to 50% of his annual base salary. Mr. Haynor also participated in the Company’s LTIP beginning in 2023 and received an equity award commensurate with other senior executives, split between time-based RSUs and performance-based PSUs. Mr. Haynor also receives vacation and other benefits generally available to other senior executives of the Company.

The Company also agreed to grant to Mr. Haynor, effective as of his start date, a one-time equity grant valued at $500,000 based on the 30-trading day VWAP price of the Company’s Common Stock on the day of the grant as an inducement grant outside the Company’s 2017 Plan in accordance with the Nasdaq inducement grant exception. This grant was awarded in PSUs (65%) and RSUs (35%). The PSUs have a three-year cliff vesting schedule and are contingent upon our stock price hitting certain performance thresholds on the third anniversary of the grant. The RSUs have a vesting schedule of one-third vesting every 12 months from the grant date.

If Mr. Haynor is terminated without Cause, he may also be entitled to severance pay pursuant to the Company’s severance guidelines, based on his title, in an amount equal to 26 weeks of base salary. Upon termination without Cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within 12 months following a change in control as defined in the 2017 Plan.

Mr. Haynor is entitled to a special recognition bonus payment equal to 15 months of his base salary. The special recognition bonus payment is subject to his continued employment with the Company: 10% was paid on August 1, 2024, 20% was paid on February 1, 2025, 24.5% was paid on August 1, 2025, and the remainder was paid on January 9, 2026, with an additional amount representing interest on the last payment.

John J. Roddy IV

Mr. Roddy became the Company’s Chief People Officer on October 25, 2021. In connection with his appointment as Chief People Officer, Mr. Roddy entered into an offer letter with us on September 23, 2021. His offer letter provides for an annual base salary of $345,000, eligibility for a short-term cash bonus of up to 50% of his annual base salary, and a signing bonus of $80,000. Mr. Roddy also participated in the Company’s LTIP beginning in 2022 and received an equity award commensurate with other senior executives, split between time-based RSUs and performance-based PSUs.

The Company also agreed to grant to Mr. Roddy, effective as of his start date, a one-time equity grant valued at $345,000 based on the 30-trading day VWAP price of the Company’s Class A Stock on the day of the grant as an inducement grant outside the Company’s 2017 Plan in accordance with the Nasdaq inducement grant exception. This grant was awarded in PSUs (65%) and RSUs (35%). The PSUs have a three-year cliff vesting schedule and are contingent upon the stock price hitting certain performance thresholds on the third anniversary of the grant. The RSUs have a vesting schedule of one-third vesting every 12 months from the grant date.

If Mr. Roddy is terminated without Cause, he may also be entitled to severance pay pursuant to the Company’s severance guidelines, based on his title, in an amount equal to 26 weeks of base salary. Upon termination without Cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within 12 months following a change in control as defined in the 2017 Plan.

Mr. Roddy has been entitled to a special recognition bonus payment equal to 15 months of his base salary. The special recognition bonus payment is subject to his continued employment with the Company: 10% was paid on August 1, 2024, and 20% was paid on February 1, 2025, 24.5% was paid on August 1, 2025, and the remainder was paid on January 9, 2026, with an additional amount representing interest on the last payment. Mr. Roddy left the Company on February 11, 2026.

Jeffrey L. Hutchings

Mr. Hutchings became the Company’s Chief Innovation Officer on April 29, 2022. In connection with his appointment as Chief Innovation Officer, Mr. Hutchings entered into an offer letter with us on March 8, 2022. His offer letter provides for an annual base salary of $375,000 and eligibility for a short-term cash bonus of up to 50% of his annual base salary. Mr. Hutchings also participated in the Company’s LTIP beginning in 2023 and received an equity award commensurate with other senior executives, split between time-based RSUs and performance-based PSUs.

If Mr. Hutchings is terminated without Cause, he may also be entitled to severance pay pursuant to the Company’s severance guidelines, based on his title, in an amount equal to 26 weeks of base salary. Upon termination without Cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within 12 months following a change in control as defined in the 2017 Plan.

Mr. Hutchings has been entitled to a special recognition bonus payment equal to 15 months of his base salary. The special recognition bonus payment is subject to his continued employment with the Company: 10% was paid on August 1, 2024, 20% was paid on February 1, 2025, and the remainder was paid on August 1, 2025.

Potential Payments upon Termination or Change-in-Control

Mr. DeMartini is the only NEO who has a provision in his employment agreement covering severance payments.

If the Company provides less than 30 days’ prior written notice of termination, other than in the case of a termination for Cause, as defined in the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside a Change in Control Period, both as defined in the Amended and Restated DeMartini Employment Agreement, then he shall be entitled to receive the following: (i) any accrued and unpaid base salary through the termination date; (ii) any eligible unpaid expense reimbursements; and (iii) all other accrued and vested payments and benefits to which he is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to as the “Accrued Benefits”). In addition, subject to his execution of a general release of claims, Mr. DeMartini shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over 12 months in accordance with the Company’s regular payroll practices; (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives; (iii) the vesting of his outstanding Company unvested equity awards that vest based on continued service or employment pro-rata through the period ending on the his date of termination; and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for 12 months.

If Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason during a Change in Control Period (as defined below), then, in lieu of the severance benefits described above, he shall be entitled to receive the Accrued Benefits and, subject to his execution of a general release of claims, he shall be entitled to (i) an amount equal to 1.5 times his annual Base Salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of his outstanding Company equity awards that vest based on continued service or employment shall fully accelerate so that such awards shall be become fully vested as of his date of termination,, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for 18 months, however if such payments would violate applicable law the Company may pay him the monthly cash value of the payments (items (i), (ii), (iii) and (iv) together). The Change in Control Period is the period six months before and 12 months after a Change in Control as defined in the Amended and Restated DeMartini Employment Agreement.

In addition, under the Amendment to the Amended and Restated DeMartini Employment Agreement, in the event of Mr. DeMartini’s retirement, subject to certain conditions, all of Mr. DeMartini’s RSUs then outstanding and unvested will vest in accordance with the remaining schedule as if Mr. DeMartini remained employed for an additional 12 months and all of Mr. DeMartini’s outstanding PSUs then outstanding will be eligible to vest on a pro-rata basis, subject to the performance achieved at the same time as active Company employees with the same type of PSUs. Accordingly, the revised vesting terms in the Amendment to the Amended and Restated DeMartini Employment Agreement amends the terms in Mr. DeMartini’s outstanding RSU and PSU grant agreements.

The 2017 Plan, under which officers of the Company have received stock options, RSUs and PSUs, provides that in the event of a change-in-control that the Human Capital & Compensation Committee in its sole discretion may make equitable adjustments that include providing for an acceleration of exercisability and providing for a time period for exercise before a change-in-control. The Human Capital & Compensation Committee also has discretion to cancel awards under the 2017 Plan and to pay cash or other compensation for the value thereof to holders, so long as such cancellation or termination does not materially affect the rights of any participant in the 2017 Plan. The individual grant agreements for awards made under the 2017 Plan provide that in the event of a change in control the Human Capital & Compensation Committee may adjust individual grant agreements in accordance with the 2017 Plan.

For officers who do not have severance provisions in an employment agreement, the Company’s severance policy is to pay six months of base salary and insurance benefits. Such severance may be paid out over the time period commensurate with the amount of severance in installments coinciding with the Company’s regular payroll.

Vested options will remain exercisable for one year for an executive officer whose employment is terminated by reason of death or disability, but no later than the expiration of the option.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under various termination scenarios as of December 31, 2025.

Name	Termination Without Cause			Termination on Change in Control
	Severance	Other(1)	Total	Severance	Other(1)	Total
Robert T. DeMartini	$801,174	$93,913	$895,091	$1,171,552	$2,100,154	$3,271,706
Todd E. Vogensen	312,903	142,844	455,747	312,903	988,994	1,301,897
Eric S. Haynor	270,303	64,655	334,958	270,303	792,628	1,062,930
John J. Roddy IV(2)	223,207	32,328	255,534	223,207	561,701	784,908
Jeffrey L. Hutchings	221,838	32,328	254,166	221,838	561,518	783,356

____________

(1)      Includes certain equity awards that vest per the termination provisions and have value as of December 31, 2025.

(2)      Mr. Roddy left the Company on February 11, 2026, and received $559,824 in currently quantifiable severance benefits.

Governance

Annual Compensation Risk Assessment

The Human Capital & Compensation Committee regularly monitors and annually reviews our executive compensation program to determine whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this process, the Human Capital & Compensation Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, the elements are adjusted as necessary.

Following the Human Capital & Compensation Committee’s annual review in 2025, it was concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Human Capital & Compensation Committee considered the following:

Program Attribute	Risk-Mitigating Effect
• Compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation

•   Competitive levels of fixed compensation reduce any day-to-day risk taking, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

• The quality and reasonableness of incentive plan performance goals and payout formulas

•   Threshold, target and maximum performance and payout levels and funding formulas beginning with lower thresholds increasing to stretch goals that are set within reach and mitigate the likelihood of excessive risk taking in order to achieve a compensation result

Program Attribute	Risk-Mitigating Effect
• The nature and breadth of the performance metrics that govern both short- and long-term incentive compensation throughout the Company	• Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
• The existence of a clawback policy	• Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated or when there is wrongful conduct
• The use of long-term incentive compensation	• Provides a clear link between the economic interests of executives and stockholders over the long-term
• Use of independent compensation consultant that performs no other services for the Company	• Helps ensure advice will not be influenced by conflicts of interest

Tax Considerations in Compensation Decisions

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. While the Human Capital & Compensation Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Human Capital & Compensation Committee’s broader compensation objectives and overall compensation philosophy, the Human Capital & Compensation Committee understands that it is possible that the compensation payable to our NEOs will exceed the $1.0 million limit under Section 162(m). We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the NEOs essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Executive Compensation

Summary Compensation Table for 2025

The following table summarizes NEO compensation for the years indicated.

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	All Other Compensation(5)	Total
Robert T. DeMartini	2025	$725,000	$378,250	$—	$—	$—	$17,500	$1,120,750
Chief Executive Officer	2024	714,442	85,000	214,654	—	—	18,405	1,032,501
	2023	680,000	—	1,903,762	63,929	—	15,977	2,663,668

Todd E. Vogensen	2025	600,000	333,750	298,575	—	—	17,610	1,249,935
Chief Financial Officer	2024	600,000	75,000	530,806	—	—	175,830	1,381,636
	2023	115,385	—	—	—	—	50,000	165,385

Eric S. Haynor	2025	525,000	277,430	232,225	—	—	17,500	1,052,155
Chief Operations Officer	2024	517,933	62,344	56,346	—	—	48,737	685,360
	2023	490,529	—	265,824	—	—	13,640	769,993

John J. Roddy IV(1)	2025	420,000	226,311	116,113	—	—	18,308	780,732
Chief People Officer	2024	416,460	50,856	45,077	—	—	20,927	533,320

Jeffrey L. Hutchings	2025	420,000	447,188	116,113	—	—	14,729	988,030
Chief Innovation Officer	2024	413,942	49,688	45,077	—	—	14,689	523,396

____________

Notes

(1)      Mr. Roddy left the Company on February 11,2026.

(2)      Special recognition bonus payments made in 2025 and 2024.

(3)     The value represents the aggregate grant date fair value of RSUs and PSUs as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions.

For information on the valuation assumptions used in calculating the grant-date fair value of the awards reported in this column, refer to Note 17, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in our Annual Report.

(4)      The value represents the aggregate grant date fair value of stock options and stock appreciation rights (“SARs”) as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 17, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in our Annual Report.

(5)      “All other compensation” for fiscal 2025 is comprised of the following:

For Mr. DeMartini, $17,500 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Vogensen, $17,500 related to the Company’s contribution to the employee 401(k) retirement plan and $110 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Haynor, $17,500 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Roddy, $18,308 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Hutchings, $14,729 related to the Company’s contribution to the employee 401(k) retirement plan.

Grants of Plan-Based Awards for 2025

The following table provides information on plan-based awards in fiscal 2025 to each of the Company’s NEOs. There can be no assurance that the Grant Date Fair Value of the Stock Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert T. DeMartini	04/26/2025	362,000	725,000	1,087,500	—	—	—	—	—	—	—
	07/23/2025	750,000	1,500,000	6,000,000	—	—	—	—	—	—	—
Todd E. Vogensen	04/26/2025	225,000	450,000	675,000	—	—	—	—	—	—	—
	07/23/2025	225,000	450,000	1,800,000	—	—	—	—	—	—	—
	03/13/2024	—	—	—	—	—	—	450,000	—	—	298,575
Eric S. Haynor	04/26/2025	131,250	262,500	393,750	—	—	—	—	—	—	—
	07/23/2025	196,875	393,750	1,575,000	—	—	—	—	—	—	—
	03/13/2024	—	—	—	—	—	—	350,000	—	—	232,225
John J. Roddy IV(5)	04/26/2025	105,000	210,000	315,000	—	—	—	—	—	—	—
	07/23/2025	157,500	315,000	1,260,000	—	—	—	—	—	—	—
	03/13/2024	—	—	—	—	—	—	175,000	—	—	116,113
Jeffrey L. Hutchings	04/26/2025	105,000	210,000	315,000	—	—	—	—	—	—	—
	07/23/2025	157,500	315,000	1,260,000	—	—	—	—	—	—	—
	03/13/2024	—	—	—	—	—	—	175,000	—	—	116,113

____________

(1)      Pursuant to terms of STIP awarded on April 26, 2025. See Short-term (Cash) Incentive Compensation Plan on page 27.

(2)      Pursuant to terms of LTIP awarded on July 23, 2025. See Long-term (Cash) Incentive Compensation Plan on page 28.

(3)      RSU award granted on March 13, 2025, that vest in three years on March 12, 2028.

(4)      The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the RSUs or stock options awarded in fiscal 2025. These RSUs vest with the passage of time with the fair value measured as the stock price on the grant date.

(5)      Mr. Roddy left the Company on February 11, 2026.

Outstanding Equity Awards at Fiscal 2025 Year End

The following table describes outstanding equity awards held by the Company’s NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Robert T. DeMartini	111,470	(2)	—	—	6.82	03/24/2027	—		—	—		—
	93,530	(3)	—	—	6.82	05/25/2027	—		—	—		—
	295,000	(4)	—	—	6.82	03/25/2027	—		—	—		—
	—		—	—	—	—	56,529	(5)	39,062	—		—
	—		—	—	—	—	160,771	(6)	111,093	—		—
	—		—	—	—	—	—		—	314,943	(7)	217,626
Todd E. Vogensen	—		—	—	—	—	86,420	(8)	59,716	—		—
	—		—	—	—	—	48,231	(6)	33,328	—		—
	—		—	—	—	—	450,000	(10)	310,950	—		—
	—		—	—	—	—	—		—	240,741	(9)	166,352
Eric S. Haynor	—		—	—	—	—	14,097	(5)	9,741	—		—
	—		—	—	—	—	42,202	(6)	29,162	—		—
							350,000	(10)	241,850	—		—
										78,539	(7)	54,270
John J. Roddy IV(1)	—		—	—	—	—	11,500	(5)	7,947	—		—
	—		—	—	—	—	33,762	(6)	23,330	—		—
	—		—	—	—	—	175,000	(10)	120,925	—		—
	—		—	—	—	—	—		—	64,047	(7)	44,270
Jeffrey L. Hutchings	—		—	—	—	—	11,235	(5)	7,7,63	—		—
	—		—	—	—	—	33,762	(6)	23,330	—		—
	—		—	—	—	—	175,000	(10)	120,925	—		—
	—		—	—	—	—	—		—	62,595	(7)	43,253

____________

Notes

(1)      Mr. Roddy left the Company on February 11, 2026.

(2)      Stock option awards granted on March 25, 2022, with an exercise price of $6.82 that vested on March 25, 2023.

(3)      Stock option awards granted on June 2, 2022, with an exercise price of $6.82 that vested over two years with final vesting occurring on March 25, 2023.

(4)      Stock option awards became effective on June 16, 2023 with the approval of certain amendments to the 2017 Plan by the shareholders at our 2023 Annual Meeting. The options have an exercise price of $6.82 that vested in two installments with 128,333 vested on March 25, 2024, and 166,667 vested on March 25, 2025.

(5)      RSU awards granted on June 20, 2023, that vest in three annual installments over a three-year period beginning March 15, 2023.

(6)      RSU awards granted on June 20, 2024, that vest in three annual installments over a three-year period beginning on March 31, 2024.

(7)      PSU awards granted on June 20, 2023, that will vest on March 15, 2026, contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(8)      RSU inducement awards granted on March 14, 2024, that vest in three annual installments over a three-year period beginning on October 16, 2023.

(9)      PSU inducement awards granted on March 14, 2024, that vest on March 14, 2027, contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(10)    RSU awards granted on March 13, 2025, that vest in three years on March 12, 2028.

(11)    Calculated as unvested stock awards multiplied by $0.6910, the closing market price of our Class A Stock on December 31, 2025.

Options Exercised and Stock Vested During 2025

The following table provides information on stock option exercises and vesting of stock awards for each of the Company’s NEOs during the fiscal year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert T. DeMartini	—	—	303,581	243,555
Todd E. Vogensen	—	—	67,326	57,193
Eric S. Haynor	—	—	47,770	38,421
Jack J. Roddy IV(1)	—	—	39,046	32,761
Jeffrey L. Hutchings	—	—	37,943	32,162

____________

Notes

(1)      Mr. Roddy left the Company on February 11, 2026.

(2)      Value realized on vesting is based on the fair market value of our Class A Stock on the date of vesting.

Pay Ratio Disclosure

The following provides information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.

For 2025, we determined that the total compensation of our median employee was $71,265, compared to our Chief Executive Officer’s total compensation of $1,120,750. Based on this information, the 2025 ratio of the annual total compensation of our Chief Executive Officer to our median employee’s annual total compensation was estimated to be 15.73 to 1.

In determining the median employee, we chose the payroll from December 12, 2025, to identify the population of employees. Our median employee was selected from the relevant employee population using W-2 wages, which was consistently applied across our employee population. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Once we identified our median employee, we calculated the median employee’s annual total compensation for 2025 in accordance with the SEC’s rules for the Summary Compensation Table. We did not rely on any material assumptions, adjustments (e.g. cost-of-living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation of our median employee or Chief Executive Officer.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that removes the impact of certain non-cash and non-recurring costs. Management believes that the use of Adjusted EBITDA provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the below table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA, Adjusted EBITDA and Bonus Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, income tax expense, other income, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, debt extinguishment, stock-based compensation expense, restructuring related expenses, loss on project write-off, non-recurring legal fees, strategic alternative costs, executive interim and search costs, severance cost, showroom opening and closing costs and non-operating facility expense. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance. Bonus Adjusted EBITDA is used in the determination of meeting the cash incentive payout targets.

(in thousands)	Year Ended December 31, 2025
GAAP net loss	$(51,511)
Interest expense	28,766
Income tax expense	207
Other income, net	(3,289)
Depreciation and amortization	24,064
EBITDA	(1,763)
Adjustments:
Change in fair value – warrant liability	(17,202)
Stock-based compensation expense	1,729
Restructuring related charges	6,850
Non-recurring legal fees	1,531
Severance costs	1,800
Showroom opening/closing costs	147
Non-operating facility expense	1,578
Adjusted EBITDA	1,945
Accrued cash incentive bonus	1,300
Bonus Adjusted EBITDA	$3,245

Pay Versus Performance Table and Information

Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to Second PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of initial fixed $100 investment based on:		Net Income (in thousands)	Adjusted EBITDA
							Total Shareholder Return(2)	Peer Group Total Shareholder Return(2)
2025	$1,120,750	$1,941,054	$0	$0	$1,020,213	$1,244,664	$2.09	$122.28	$(51,414)	$1,945
2024	$1,032,501	$1,107,956	$0	$0	$904,770	$769,030	$2.37	$131.12	$(97,897)	$(20,847)
2023	$2,663,668	$656,275	$0	$0	$622,429	$400,238	$3.13	$121.14	$(120,757)	$(54,696)
2022	$2,230,402	$1,445,459	$0	$0	$859,194	$710,215	$14.54	$98.73	$(92,470)	$(236)
2021	$445,210	$631,864	$2,967,250	$(8,039,121)	$515,835	$(786,543)	$40.29	$126.74	$3,114	$(9,736)

____________

(1)      The First PEO in the table above is Robert DeMartini. The Second PEO in the table above is Joseph Megibow. For 2021, the Non-PEO NEOs were Craig Phillips, John Legg, Bennett Nussbaum, Casey McGarvey, and Patrice Varni. For 2022, the Non-PEO NEOs were Bennett Nussbaum, Casey McGarvey, Patrice Varni, Jack Roddy, and Eric Haynor. For 2023, the Non-PEO NEOs were Bennett Nussbaum, Jack Roddy, Eric Haynor, Keira Krausz, and Todd Vogensen. For 2024, the Non-PEO NEOs were Tricia McDermott-Spikes, Eric Haynor, Keira Krausz, and Todd Vogensen. For 2025, the Non-PEO NEOs were Jeff Hutchings, Eric Haynor, Jack Roddy, and Todd Vogensen.

(2)      Assumes a hypothetical $100 investment on December 31, 2020, and reflects the cumulative total return to holders of the Company’s Class A Stock and the cumulative total returns of the peer group, which is the industry peer group included in the Stock Performance Graph in our Annual Report on Form 10-K for the year December 31, 2025.

(3)      The 2025 Summary Compensation Table (“SCT”) totals reported for the second PEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid (“CAP”).

First PEO SCT Reconciliation
Year	Summary Compensation Total for First PEO	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Second PEO Compensation Actually Paid
2025	$1,120,750	$0	$820,304	$1,941,054

____________

(a)      Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.

(b)      Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP, the value of included equity is calculated by adding or subtracting the various items reflected in the following table:

Equity Type	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Total Equity Award Adjustments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)=(a)+(b)+ (c)+(d)+(e)+(f)
2025	$1,036,500	$(223,002)	$0	$6,806	$0	$0	$820,304

(4)    The SCT average of the other NEOs for each year was subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Non-PEO NEO SCT Reconciliation
Year	Summary Compensation Total for Other NEOs	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Other NEOs Compensation Actually Paid
2025	$1,020,213	$(190,757)	$415,207	$1,244,664

____________

(a)      Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.

(b)      Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP, the value of included equity is calculated by adding or subtracting the various items reflected in the following table:

Equity Type	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Total Equity Award Adjustments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)=(a)+(b)+ (c)+(d)+(e)+(f)
2025	$453,109	$(41,174)	$0	$3,272	$0	$0	$415,207

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this proxy statement.

Fiscal Year 2025
Performance Share Units
Volatility	57.6% – 83.1%
Risk-Free Interest Rate	3.4% – 4.3%
2024 LTIP Awards
Volatility	82.6% – 82.7%
Risk-Free Interest Rate	3.4% – 3.5%
Stock Options
Expected Term (years)	2
Strike Price	$6.82
Volatility	57.3%
Dividend Yield	0.0%
Risk-Free Interest Rate	3.9%

Performance Measures

The following tabular list provides information on the most important financial performance measures used by the registrant to link compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance:

Performance Measure
Adjusted EBITDA
Net Revenue
Stock Price
Gross Margin

Relationship Between CAP And Performance Measures

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. The values included in the columns for CAP paid to our CEO and the other NEOs, in each of the fiscal years reported above and over the three-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and the other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and the other NEOs and our stockholders.

CAP versus TSR.    As shown in the chart below, the CEO and other NEOs’ CAP values align with the Company’s TSR. This is due primarily to the Company’s use of long-term equity incentive awards, which are tied directly to our stock price in addition to our financial performance. The chart also compares the Company’s cumulative TSR and the 2025 Performance Peer’s TSR.

Compensation Actually Paid vs. TSR
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Avg. Compensation Actually Paid to Non-CEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return
Compensation Actually Paid ($000)
TSR
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$126.74
$98.73
$121.14
$131.12
$122.28
$632
($8,039)
($787)
$1,445
$0
$710
$656
$0
$400
$1,108
$0
$769
$1,941
$0
$1,245
$40.29
$14.54
$3.13
$2.37
$2.09
2021
2022
2023
2024
2025

CAP versus Net Income.    As shown in the chart below, the Company’s net loss decreased in 2025 and the CEO and other NEOs’ CAP values increased as well. This is due in large part to the significant emphasis the Company places on long-term equity incentive awards, which are sensitive to changes in stock price. These measures do not align as closely as TSR because the Company does not use net income to determine compensation levels or annual cash performance award payouts.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Avg. Compensation Actually Paid to Non-CEO NEOs
Purple Net Income
Compensation Actually Paid ($000)
Net Incoome ($000)
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$50,000
$0
($50,000)
($100,000)
($150,000)
($200,000)
($250,000)
$3,114
($92,470)
($120,757)
($97,897)
($51,414)
$632
($8,039)
($787)
$1,445
$0
$710
$656
$0
$400
$1,108
$0
$769
$1,941
$0
$1,245
2021
2022
2023
2024
2025

CAP versus Adjusted EBITDA.    The chart below compares the CEO and other NEOs’ CAP values to our adjusted EBITDA. Historically, compensation actually paid aligned with adjusted EBITDA results, however, during 2022 we hired a new CEO and other new executive officers, requiring stock grants despite adjusted EBITDA being lower than the previous year. In 2025, the company’s EBITDA increased, and the CEO and other NEO’s CAP value increased as well.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Avg. Compensation Actually Paid to Non-CEO NEOs
Adjusted EBITDA
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
Compensation Actually Paid ($000)
$20,000
$10,000
$0
($10,000)
($20,000)
($30,000)
($40,000)
($50,000)
($60,000)
Adjusted EBITDA ($000)
$9,736.0
($236.0)
($54,696.0)
($20,847.0)
$1,945.0
$632
($8,039)
($787)
$1,445
$0
$710
$656
$0
$400
$1,108
$0
$769
$1,941
$0
$1,245
2021
2022
2023
2024
2025

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025, relating to our 2017 Plan:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options and Rights	(b) Weighted- average Exercise Price of Outstanding Options and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders(1)	3,357,516	$6.82	1,816,303
Equity compensation plans not approved by stockholders(3)	283,951	—	—
Total	3,641,467	$6.82	1,816,303

____________

(1)      A total of 7,900,000 shares of Class A Stock has been reserved for issuance under the 2017 Plan. As of December 31, 2025, a total of 571,646 fully vested shares, 973,003 options to purchase shares of our Common Stock and 4,539,048 RSUs and PSUs have been issued under the 2017 Plan, net of forfeitures and cancellations.

(2)      Excludes the impact of service and market condition RSUs, which vest for no consideration.

(3)      Pursuant to Mr. Vogensen’s employment agreement, 283,951 inducement grants awarded to Mr. Vogensen on March 14, 2024, remain outstanding that were issued outside of the 2017 Plan, in accordance with Nasdaq Listing Rule 5635(c).

Security Ownership of Certain Beneficial Owners

The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock as of the Record Date, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock as of the Record Date;

•        each of our current named executive officers and directors and each director nominee; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

5% Stockholders, Directors, Executive Officers	Common Stock
	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock Beneficially Owned(16)
Coliseum(2)	61,131,909	49.6%
Somnigroup International, Inc.(3)	8,000,000	6.8%
Robert T. DeMartini(4)	1,476,928	1.4%
Todd E. Vogensen(5)	95,432	*
Eric Haynor(6)	260,805	*
John J. Roddy IV(7)	281,025	*
Jeffrey L. Hutchings(8)	96,947	*
S. Hoby Darling(9)	48,765	*
Gary T. DiCamillo(10)	158,478	*
McNeil S. Fiske, Jr.		—
Adam L. Gray(2)	61,131,909%
Claudia Hollingsworth(11)	73,598	*
R. Carter Pate(12)	48,714	*
D. Scott Peterson(13)	3,233,959	3.0%
Erika Serow(14)	31,765	*
All directors and executive officers(15) (14 individuals)	66,774,950	54.0%

____________

*        Less than 1.0%

(1)      Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84048.

(2)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Coliseum is based solely on a Schedule 13D/A filed by Coliseum on May 6, 2025. According to Schedule 13D/A, Coliseum and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	61,131,909	61,131,909	61,131,909
Coliseum Capital, LLC	50,028,160	50,028,160	50,028,160
Coliseum Capital Partners, L.P.	46,894,711	46,894,711	46,894,711
Coliseum Capital Co-Invest III, L.P.	3,133,449	3,133,449	3,133,449
Adam Gray	61,131,909	61,131,909	61,131,909
Christopher Shackelton	61,131,909	61,131,909	61,131,909

          The information for Coliseum, Adam Gray and Christopher Shackelton consisted of (a) 46,855,291 shares of Class A Stock, and (b) 14,276,618 shares of Class A Stock that could then be acquired upon exercise of warrants (the “Warrants”) received in connection with the Amended and Restated Credit Agreement, providing the right to acquire one share of the Class A Stock per Warrant at a price of $1.50 per share, subject to adjustments. The number of shares beneficially owned as of the Record Date does not include 11,952,890 additional shares of Class A Stock that could be acquired upon exercise of the Warrants due to the Beneficial Ownership Cap in the Amended and Restated Credit Agreement. Calculated based upon 108,221,494 shares of Class A Stock outstanding as of May 6, 2025.

The business address of Coliseum and related persons and entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Somnigroup International, Inc. is based solely on a Schedule 13G filed by Somnigroup International, Inc. on August 14, 2025. According to Schedule 13G, Somnigroup International, Inc. beneficially owns sole voting and dispositive power over 8,000,000 shares of Class A Stock as a result of holding warrants to acquire Class A Stock at an exercise price of $1.50 per share, subject to adjustment. Calculated based upon 108,243,946 shares of Class A Common Stock outstanding as of July 28, 2025, as reported in our Form 10-Q filed with the Securities and Exchange Commission on July 30, 2025.

(4)      Consists of (i) 976,928 shares of Class A Stock, and (ii) 500,000 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(5)      Consists of 95,432 shares of Class A Stock.

(6)      Consists of (i) 260,805 shares of Class A Stock.

(7)      Consists of 281,025 shares of Class A Stock.

(8)      Consists of 96,947shares of Class A Stock.

(9)      Consists of 48,765 shares of Class A Stock.

(10)    Consists of 158,478 shares of Class A Stock.

(11)    Consists of 73,598 shares of Class A Stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(12)    Consists of 48,714 shares of Class A Stock. Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting.

(13)    Consists of 3,233,959 shares of Class A Stock held by the Scott and Christina Peterson 101 Trust.

(14)    Consists of 31,765 shares of Class A Stock.

(15)    Consists of (i) 51,998,332 shares of Class A Stock, (ii) 14,276,618 shares of Class A Stock issuable upon the exercise of outstanding Warrants, and (iii) 500,000 shares of Class A Stock issuable upon the exercise of outstanding options.

(16)    Percentages based on (i) 108,825,636 shares of Class A Stock as of the Record Date and (ii) 163,052 shares of Class B Stock outstanding as of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
DIRECTOR INDEPENDENCE

Director Independence

Information regarding director independence is incorporated herein by reference from the material under the heading “Director Independence” of this proxy statement.

Related Party Transactions

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction in which we propose to enter.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Coliseum Capital Management, LLC

Amended and Restated Credit Agreement

On August 7, 2023, the Company and certain of its subsidiaries (collectively the “Loan Parties”) entered into a term loan credit agreement (as amended from time to time, the “Term Loan Agreement”) with Callodine Commercial Finance, LLC and a group of financial institutions (the “Term Loan Lenders”). Also, on August 7, 2023, the Loan Parties entered into a separate financing arrangement with the Bank of Montreal and a group of financial institutions (collectively, the “ABL Lenders”) that provided for a revolving asset-based credit facility (as amended from time to time, the “ABL Agreement” and together with the Term Loan Agreement the “2023 Credit Agreements”).

On January 23, 2024, the Loan Parties entered into a Second Amendment to Term Loan Agreement (the “Second Amendment”) and concurrently therewith an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement), which amended and restated the Term Loan Agreement, with Coliseum and certain other parties (the “Lenders”). Adam Gray, a manager of Coliseum, serves as a director on our Board. The Lenders agreed to assume the rights and obligations of the Term Loan Lenders under the Term Loan Agreement and, pursuant to the Second Amendment and the Amended and Restated Credit Agreement, agreed to refinance our existing obligations with a term loan in the amount of $61.0 million, to Purple Innovation, LLC, an operating subsidiary of the Company (“Purple LLC”). Certain of the Lenders also agreed to assume the rights and obligations of the ABL Lenders under the ABL Agreement. In connection with the entry into the Second Amendment and the Amended and Restated Credit Agreement, all obligations under the ABL Agreement were paid in full and the ABL Agreement was terminated. The terms of the Amended and Restated Credit Agreement are described in greater detail below. Immediately preceding the transaction, net liquidity, including cash and cash equivalents as well as ABL availability, was approximately $26 million. After the transaction our cash and cash equivalents were approximately $48 million.

The Second Amendment and the Amended and Restated Credit Agreement, among other things, include the following terms:

•        provides $61.0 million of debt financing to Purple LLC (the “Loan”), funded by the Lenders, providing net proceeds to the Company, after expenses and repayment of the Term Loan Agreement, equal to approximately $27 million;

•        provides for a maturity date of December 31, 2026;

•        provides the ability for Purple LLC to request an additional term loan from the Lenders in an aggregate principal amount not to exceed $19.0 million on terms requested by Purple LLC to the extent agreed to by the Lenders in their discretion;

•        grants a security interest to the Lenders in substantially all of the assets (subject to certain limited exceptions) of the Loan Parties to secure the Loan Parties’ obligations under the Amended and Restated Credit Agreement and the other agreements contemplated thereby (including all outstanding loans as of the date of the Amended and Restated Credit Agreement), including a security interest in the intellectual property owned by the Loan Parties and the intellectual property licenses held by the Loan Parties pursuant to the Amended and Restated Credit Agreement and an Amended and Restated Pledge and Security Agreement among the Loan Parties and the Agent (the “Security Agreement”);

•        provides that the Loan Parties (other than Purple LLC), will provide an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Amended and Restated Credit Agreement; and

•        removes restrictions and requirements customarily associated with an asset-based loan.

The Loan bears interest at a rate equal to (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York, with a floor of 3.5% per annum, plus (ii) 8.25% per annum (or, if Purple LLC elects to pay interest in kind, 10.25% per annum). Any pre-payments on or after August 7, 2024, but before August 7, 2025, are subject to a pre-payment penalty of 1.25%, and any pre-payments on or after August 7, 2025, are subject to a pre-payment penalty of 2.50%. Purple LLC may elect for interest to be capitalized and added to the principal amount. The Amended and Restated Credit Agreement and agreements ancillary thereto provide certain remedies to the Lenders in the event of customary events of default.

In addition, the Company issued to the Lenders warrants (the “Warrants”) to purchase 20,000,000 shares of the Company’s Common Stock at a price of $1.50 per share, subject to certain adjustments. The terms of the Warrants are described in greater detail below.

General.    Each Warrant entitles the registered holder to purchase one share of the Company’s Class A Stock at a price of $1.50 per share, subject to adjustment as discussed below. The Warrants will expire on the 10-year anniversary of issuance or earlier upon redemption.

Exercise.    The Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their Warrants. After the issuance of shares of Class A Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of Class A Stock held of record on all matters to be voted on by stockholders generally.

Redemption Right.    While the Warrants are exercisable, the Company may call the Warrants for redemption in whole and not in part at any time at a price of $0.01 per share of Class A Stock issuable upon exercise of the Warrants upon not less than 45 days’ prior written notice of redemption to each holder, provided that this redemption right is only available if the reported last sale price of the Class A Stock equals or exceeds $24.00 per share on each of 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the holders.

Beneficial Ownership Cap.    A holder of the Warrants will not have the right to exercise its Warrants, to the extent that after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 49.9% of the shares of Class A Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Cap”).

Fundamental Transaction.    In the event of a “fundamental transaction,” the holder will have the right to purchase and receive, for each share of Class A Stock which may be purchased upon exercise of the Warrants at the effective time of the fundamental transaction, the same kind and amount of consideration receivable, in respect of each share of Class A Stock upon such fundamental transaction, by the stockholders of the Company immediately prior to such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Warrants. In addition, upon consummation of a fundamental transaction and under certain additional circumstances, the holder may either (i) have the exercise price of the Warrants reduced by the Black-Scholes value of the Warrants immediately prior to the consummation of such Warrant price adjustment (as set forth in the Warrants), subject to a minimum floor price as required by Nasdaq, or (ii) cause the Company or its successor to repurchase all or a portion of the Warrants at the Black-Scholes value immediately prior to such repurchase transaction (as set forth in the Warrants). For purposes of the Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with or into another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning under the Exchange Act) consummating a tender, exchange or redemption offer after which any member of such group beneficially owns more than 50% of the outstanding shares of Class A Stock of the Company.

The issuance of the Warrants does not affect the rights of the Company’s existing stockholders, other than with respect to potential substantial dilution as a result of an increase in the number of shares of Class A Stock outstanding if the Lenders exercise the Warrants. Similarly, the exercisability of the Warrants at their exercise price of $1.50 per share may adversely affect the trading price of our Class A Stock.

Registration Rights Agreement

In connection with the issuance of the Warrants, on January 23, 2024, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Lenders (the “Holders”), providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Warrants, the shares issuable upon the exercise of the Warrants and the Class A Stock held by the Holders as of such date (the “Registrable Securities”), subject to customary terms and conditions. The Registration Rights Agreement entitles the Holders to demand registration of the Registrable Securities and also to piggyback on the registration of Company securities by the Company and other Company securityholders. The Company will be responsible for the payment of the Holders’ expenses in connection with any offering or sale of Registrable Securities by the Holders, including underwriting discounts or selling commissions, placement agent or broker fees or similar discounts, commissions or fees relating to the sale of certain Registrable Securities.

On March 21, 2024, the Company filed with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Registrable Securities.

Pledge and Security Agreement

In connection with the Amended and Restated Credit Agreement and the other transactions contemplated thereby, the Company entered into an Amended and Restated Pledge and Security Agreement with the Lenders and Agent, pursuant to which the Loan Parties granted to Agent, as collateral agent for the Lenders, a security interest in substantially all of the assets of the Loan Parties (subject to certain limited exceptions) to secure the Loan Parties’ obligations under the Amended and Restated Credit Agreement.

Amendments to Amended and Restated Credit Agreement

On March 12, 2025, the Loan Parties entered into an Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the 2025 Term Loan Lenders (as defined in the Amendment), which amends the Amended and Restated Credit Agreement. The Amendment, among other things, provides for an increase in the initial principal amount of the senior secured term loan facility by $19.0 million (the “Incremental Loan”) from an aggregate principal amount of up to $61.0 million (the “Initial Loan”) to an initial aggregate principal amount of up to $80.0 million (the “Loan”), and allows the Loan Parties to request one or more additional term loans from the Lenders in an initial aggregate principal amount not to exceed $20.0 million on terms to be agreed to by the parties and subject to the approval of the Required Lenders (as defined in the Amended and Restated Credit Agreement). The Incremental Loan will bear interest at the same rate as the Initial Loan, which may be paid in cash or in kind at the Company’s option.

The Amendment also provides that (i) the Incremental Loan shall be senior in right of repayment to the Initial Loan and (ii) in any voluntary or mandatory prepayment in part or in full of the Incremental Loan for any reason, the Company will be required to pay an amount equal to the greater of (i) the Make-Whole Premium (as defined below) and (ii) 2.50% of the aggregate principal amount of the Incremental Loan so prepaid, replaced or assigned. The “Make-Whole Premium” is determined as follows: on the date of prepayment, the excess of (A) (x) 100% of the principal amount of such Incremental Loan, plus (y) the present value at such date of all remaining scheduled interest payments due on such Incremental Loan from the prepayment date through the Maturity Date, assuming that all such interest accrues at the Make-Whole Premium Rate (as defined in the Amendment), computed using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points, over (B) the principal amount of such Incremental Loan on such prepayment date.

In connection with the Amendment, the Company issued to the 2025 Term Loan Lenders warrants (the “Amendment Warrants”) to purchase 6,229,508 shares of the Company’s Class A Stock at a price of $1.50 per share, subject to certain adjustments. The Amendment Warrants have substantially the same terms as the Warrants, except that they are subject to a floor price of $0.6979 and expire on March 12, 2035. In addition, the Company also paid fees of (i) 2% of the outstanding principal and accrued and unpaid interest under the Initial Loan held by the 2025 Term Loan Lenders, paid in kind and (ii) 2% of the initial aggregate principal amount of the Incremental Loan paid to the 2025 Term Loan Lenders, deducted from the proceeds at closing.

In connection with the issuance of the Amendment Warrants, on March 12, 2025, the Company entered into a Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with CCP, Blackwell, and Coliseum Capital Co-Invest III, L.P., (the “Holders”), providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Warrants, the shares issuable upon the exercise of the Warrants, other warrants held by the Holders (and shares issuable upon exercise thereof) and the Class A Stock held by the Holders as of such date (the “Registrable Securities”), subject to customary terms and conditions. The Registration Rights Agreement entitles the Holders to demand registration of the Registrable Securities and also to piggyback on the registration of Company securities by the Company and other Company securityholders. The Company will be responsible for the payment of the Holders’ expenses in connection with any offering or sale of Registrable Securities by the Holders, including underwriting discounts or selling commissions, placement agent or broker fees or similar discounts, commissions or fees relating to the sale of certain Registrable Securities.

The Registration Rights Agreement provides that on or prior to April 10, 2025, or May 25, 2025, if Form S-3 is not then available to the Company, the Company will be required to prepare and file with the SEC pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Registrable Securities.

On May 2, 2025, the Loan Parties entered into a Second Amendment to the Amended and Restated Credit Agreement (the “Second 2025Amendment”), $20.0 million pursuant to Section 2.18 of the Amendment. On March 24, 2026, the Loan Parties entered into a Third Amendment to the Amended and Restated Credit Agreement (the “Third Amendment”), which revised the maturity date under the Amendment from December 31, 2026, to April 30, 2027, and waived certain requirements and events of default relating to the going concern qualification in our December 31, 2025, financial statements.

Subscription Agreement

On February 1, 2018, the Company entered into the Subscription Agreement with Coliseum and Blackwell pursuant to which Coliseum agreed to purchase from the Company 2,900,000 shares of Class A Stock at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Stock at a purchase price of $10.00 per share (the “Coliseum Private Placement”). The Subscription Agreement provided that the Company would commit to elect or appoint a designee of Coliseum to become a member of the Board of Directors of the Company following the closing of the Business Combination. The Board of Directors appointed Adam Gray, a manager of Coliseum, as a director.

The Subscription Agreement provides Coliseum with (a) preemptive rights relating to future sales of our securities and (b) a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s Common Stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF BDO USA, P.C.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee is also involved in the selection of the lead audit engagement partner whenever a rotational change is required, normally every five years.

BDO USA, P.C. served as our independent registered public accounting firm for fiscal year ended December 31, 2025. The Audit Committee has selected BDO USA, P.C. to serve in this capacity for the fiscal year ending December 31, 2026. The Audit Committee believes that the continued retention of BDO USA, P.C. as our independent registered public accounting firm for fiscal year 2026 is in the best interests of our Company and our stockholders. BDO USA, P.C. audited the financial statements of Purple LLC beginning with the year ended December 31, 2015, and through the year ended December 31, 2025.

As a matter of good corporate governance, we are asking stockholders to ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Committee Pre-approval Policies

Our policy has been for the Audit Committee to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to BDO USA, P.C. The Audit Committee has determined that the fees paid to BDO USA, P.C. for services are compatible with maintaining BDO USA, P.C.’s independence as our auditors.

Fees Paid to Auditors

The following table presents fees paid for professional services rendered by BDO USA, P.C. over the last two years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q and 10-K, and fees billed for other services.

(in thousands)	2025	2024
Audit fees(1)	$1,153	$1,305
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,153	$1,305

____________

(1)      Audit fees consist of fees for the audit of the Company’s annual financial statements for 2025 and 2024 and services in connection with registration statements filed in 2025 and 2024. Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q and for consent or comfort letter procedures performed in conjunction with registration statements or completing financial transactions during the respective fiscal years.

Attendance at Annual Meeting

Representatives from BDO USA, P.C. are expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and after the meeting will respond to any applicable submitted questions.

Vote Sought

The proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026, will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026.

Unless marked otherwise, proxies received will be voted “FOR” the proposal to ratify the appointment of BDO USA, P.C. as the Company’s independent accounting firm for 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the Company’s December 31, 2025 and 2024 audited financial statements, as included in the Company’s Annual Report filed with the SEC on March 31, 2026, with the Company’s management and has discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, P.C. its independence from the Company. The Audit Committee has concluded that BDO USA, P.C. is independent from the Company and its management.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for fiscal years ended December 31, 2025, and 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Carter Pate, Chair
Gary DiCamillo
S. Hoby Darling
McNeil S. Fiske, Jr.

ANNUAL REPORT

On March 28, 2026, we filed with the SEC our Annual Report on Form 10-K for the year ending December 31, 2025. A copy of the Annual Report has been made available with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future stockholders meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2027 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than December 24, 2026, which is 120 calendar days prior to the anniversary date of when this proxy statement was released to stockholders in connection with the Annual Meeting, or a reasonable time before we begin to print and mail our proxy materials if the date of the annual meeting changes by more than 30 days from the date of the Annual Meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2027 annual meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by us between February 9, 2027, and March 11, 2027. However, in the event that the 2027 annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. In no event shall the public announcement of an adjournment or recess of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee; (B) the principal occupation or employment of the proposed nominee; (C) a written questionnaire with respect to the background and qualifications of the proposed nominee, completed by the proposed nominee in the form required by the Company (which form such stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder of record (for the sole use of such stockholder of record) within 10 days after receiving such request); (D) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person; and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (iii) a representation from such stockholder as to whether such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such stockholder intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation with respect to the nomination or other business, as applicable, and if so, the name of each participant in such solicitation.

If (A) any stockholder or any person or entity who is a member of a “group” with such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or person or entity who is a member of a “group” with such stockholder subsequently (x) notifies the Company that such stockholder or person or entity who is a member of a “group” with such stockholder no longer intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies solicited for that proposed nominee. Upon request by the Company, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Any stockholder proposing individuals to nominate for election or re-election as a director shall notify the Secretary of the Company within two business days of becoming aware that such stockholder or any person or entity who is a member of a “group” with such stockholder no longer intends to solicit proxies in accordance with the representation made as set forth above.

The Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The chairperson of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the stockholders at this year’s Annual Meeting.

HOUSEHOLDING

We may deliver a single copy of the proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares may deliver only one set of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. A stockholder who wishes to receive separate proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Purple Innovation, Inc., 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048 or by calling (801) 756-2600 ext. 6304. Stockholders of record sharing an address who receive multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares of Common Stock and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the proxy holders intend to vote the shares of Common Stock they represent as the Board may recommend.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this proxy statement.

DATE: Signature Signature PURPLE INNOVATION, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 9, 2026, 10:00 A.M. MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Todd Vogensen and Dan Munro and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on April 13, 2026, at the Annual Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on June 9, 2026 at 10:00 a.m., Mountain Time. This year’s meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026 at 5:00 p.m. Eastern Time. Once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 10:00 a.m. Mountain Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. THIS PROXYWHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION ISMADE, THE PROXYWILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEE IDENTIFIED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “ FOR” PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE _ THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 LISTED ABOVE. Please check this box if you plan to attend the Annual Meeting via the live video webcast. Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person. EMAIL ADDRESS: Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States. 1. Election of Directors FOR AGAINST ABSTAIN 01. S. Hoby Darling 02. Robert T. DeMartini 03. Gary T. DiCamillo 04. McNeil S. Fiske Jr. 05. Adam L. Gray 06. Claudia Hollingsworth 07. D. Scott Peterson 08. Erika Serow 2. Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in our Proxy Statement. For Against Abstain 3. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. For Against Abstain I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

Do not discard. This is your Proxy Card for voting. If you vote by mail, your vote must be received in sufficient time before the annual meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 9, 2026 The proxy statement and Form 10-K are available at https://annualgeneralmeetings.com/prpl2026 Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to https://annualgeneralmeetings.com/prpl2026 Enter your control number (12 digit number located below) Via Mail: Pacific Stock Transfer Company Attn: Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, NV 89119 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Mountain Time, on June 8, 2026. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card. See reverse side.